Exhibit 4.2

INDENTURE

Dated as of May 24, 2011

among

CHRYSLER GROUP LLC

and

CG CO-ISSUER INC.

as the Issuers,

EACH OF THE GUARANTORS PARTY HERETO,

WILMINGTON TRUST FSB,

as Trustee

and

CITIBANK, N.A.,

as Collateral Agent, Paying Agent, Registrar and Authenticating Agent

8% SECURED SENIOR NOTES DUE 2019

8  1/4% SECURED SENIOR NOTES DUE 2021

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	N.A.
(c)	N.A.
313(a)	N.A.
(b)(1)	N.A.
(b)(2)	N.A.
(c)	12.02
(d)	N.A.
314(a)	4.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	11.02
(e)	12.05

(f)	4.07
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.13
316(a)(a)(1)(A)	6.06
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
317(a)(1)	6.09
(a)(2)	6.11
(b)	2.04
318(a)	N.A.

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

3

i

ARTICLE V

Successor Company

SECTION 5.01.	When Company May Merge or Transfer Assets	60

ARTICLE VI

Defaults and Remedies

ARTICLE VII

Trustee and Agents

ARTICLE VIII

Discharge of Indenture; Defeasance

ARTICLE IX

Amendments

ARTICLE X

Guarantees

ARTICLE XI

Security Documents

ARTICLE XII

Miscellaneous

Appendix A – Rule 144A/Regulation S Appendix

Exhibit 1 – Form of Initial Note

Appendix B – Form of Certificate of Exchange

Appendix C – Form of Certificate of Transfer

Appendix D – Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

Appendix E – Form of Intercreditor Agreement

v

INDENTURE, dated as of May 24, 2011, among Chrysler Group LLC, a Delaware limited liability company, CG Co-Issuer Inc., a Delaware corporation and wholly owned subsidiary of the Company, and each of the Guarantors (as defined below) listed on the signature pages hereto, Wilmington Trust FSB, a federal savings bank, as Trustee, and Citibank, N.A., a national banking association, as Collateral Agent, Paying Agent, Registrar and Authenticating Agent.

W I T N E S S E T H

WHEREAS, the Issuers (as defined below) have duly authorized the creation of an issue of $1,500,000,000 aggregate principal amount of 8% Secured Senior Notes due 2019 (the “Initial 2019 Notes”) and $1,700,000,000 aggregate principal amount of 8 1/4% Secured Senior Notes due 2021 (the “Initial 2021 Notes” and, together with the Initial 2019 Notes, the “Initial Notes”); and

WHEREAS, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuers, the Guarantors, the Trustee and the Collateral Agent, Paying Agent, Registrar and Authenticating Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as defined below).

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“2019 Notes” means the Initial 2019 Notes and the Additional 2019 Notes.

“2021 Notes” means the Initial 2021 Notes and the Additional 2021 Notes.

“2019 Exchange Notes” means (1) the 8% Secured Senior Notes Due 2019 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to any Registration Rights Agreement and (2) Additional 2019 Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“2021 Exchange Notes” means (1) the 8 1/4% Secured Senior Notes Due 2021 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to any Registration Rights Agreement and (2) Additional 2021 Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Additional 2019 Notes” means 2019 Notes issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any 2019 Notes issued in exchange for or replacement of any Initial 2019 Note issued on the Issue Date shall not be an Additional 2019 Notes, including any such Note issued pursuant to a Registration Rights Agreement.

“Additional 2021 Notes” means 2021 Notes issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any 2021 Notes issued in exchange for or replacement of any Initial 2021 Note issued on the Issue Date shall not be an Additional 2021 Note, including any such Note issued pursuant to a Registration Rights Agreement.

“Additional Notes” means the Additional 2019 Notes and the Additional 2021 Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for purposes of Section 4.05(b), the term “Affiliate” also means any Person that is a director or an executive officer of the Person specified. For all purposes under this Indenture, none of (i) the Government of the United States (or any branch or agency thereof), (ii) Canada CH Investment Corporation, or (iii) the VEBA Trust shall be considered an affiliate of the Issuers or any of their respective Subsidiaries.

“Agent” means any Collateral Agent, Registrar, Authenticating Agent or Paying Agent and any of their respective successors, assigns and validly appointed replacements.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) (i) in the case of any 2019 Note, the excess, if any, of (A) the present value at such Redemption Date of (x) the redemption price of such Note at June 15, 2015 (such redemption price being set forth in the table appearing in paragraph 5 of the applicable Note), plus (y) all required remaining interest payments due on such Note through June 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (B) the principal amount of such Note on such Redemption Date, and (ii) in the case of any 2021 Note, the excess, if any, of (A) the present value at such Redemption Date of (x) the redemption price of such Note at June 15, 2016 (such redemption price being set forth in the table appearing in paragraph 5 of the applicable Note), plus (y) all required remaining interest payments due on such Note through June 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (B) the principal amount of such Note on such Redemption Date.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition and in Section 4.04 as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities, in each case without giving effect to any limitations with regard to the currencies specified in such definitions;

(b) any disposition of obsolete or worn out property or assets or assets at the end of their useful lives in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition;

(c) any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the operation of the business;

(d) (i) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or (ii) any disposition that constitutes a Change of Control pursuant to this Indenture;

(e) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.03;

(f) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $150.0 million;

(g) any disposition of property or assets of the Company or any Restricted Subsidiary or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(h) any disposition of property or assets of the Company or any Restricted Subsidiary to any joint venture in which the Company or any Restricted Subsidiary has an Equity Interest; provided, however, that the aggregate fair market value of all dispositions made pursuant to this clause (h) shall not exceed $750.0 million;

(i) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(j) the sale, lease, assignment, sub-lease, license or sub-license or other disposition of any real or personal property in the ordinary course of business;

(k) any issuance or sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any joint venture in accordance with the applicable joint venture agreement;

(l) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture;

(m) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions permitted by this Indenture;

(n) sales of accounts receivable in connection with the collection, settlement or compromise thereof or of lease receivables in the ordinary course of business;

(o) sales or transfers of accounts receivable and related assets in factoring, receivables financing or similar transactions;

(p) any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company, which, in the case of an exchange of assets with a fair value in excess of $500.0 million, shall be determined in good faith by the Board of Directors;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(r) voluntary terminations or unwindings of any Hedging Obligations;

(s) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(t) the licensing of trade names for use in other industries;

(u) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and

(v) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, as at the time of determination, the present value (discounted at the interest rate borne by (i) the 2019 Notes, in the case of the 2019 Notes, and (ii) the 2021 Notes, in the case of the 2021 Notes, in each case compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“ATVM Assets” means equipment and fixtures (as such terms are defined in the UCC as in effect in the State of New York), improvements to real properties, and other property (whether tangible or intangible) that under the EISA, and the rules and regulations of the DOE, are eligible for financing under the ATVM Program.

“ATVM Program” means the DOE’s Advanced Technology Vehicles Manufacturing Incentive Program authorized by Section 136 of the EISA.

“Bankruptcy Law” means each of the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended, from time to time, or any successor statute, and any other federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means each day which is not a Saturday, a Sunday or another day on which commercial banking institutions are authorized or obligated to be closed in the State of New York.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP; provided, however, that take or pay obligations in supply arrangements shall be deemed not to be a Capitalized Lease for any purpose under this Indenture.

“Capitalized Lease Obligation” means, at any time of determination, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided, however, that any obligations of the Company and any Restricted Subsidiary that are not characterized as, or would not be of the type to be characterized as, Capitalized Leases under GAAP as of the Issue Date shall not be treated as Capitalized Lease Obligations for any purposes under this Indenture and shall be treated as operating leases for all purposes.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, Swiss franc, Japanese yen, euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Company or a Restricted Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S., Canadian, United Kingdom, Swiss or Japanese government or any country that is a member state of the EMU or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $250.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution, or broker-dealer affiliate thereof, meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(11) instruments equivalent to those referred to in clauses (1) to (10) above comparable in credit quality and tenor to any of those referred to above or denominated in any currency customarily used by corporations for operations or cash management purposes in any jurisdiction outside the United States to the extent reasonably related to any business conducted by the Company or any of its Restricted Subsidiaries and not for speculative purposes; and

(12) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (11) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided, however, that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within thirty Business Days following the receipt of such amounts.

“Cash Management Obligations” means cash management obligations (including banking, cash management, automated clearinghouse, custody and other similar services and company paid credit cards) of the Company or any of its Subsidiaries that are owed to the administrative agent, the arrangers, any lender or any affiliate of the administrative agent, the arrangers or any lender under the Senior Credit Facilities and that are agreed by the Company and the relevant counterparty to be secured.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, directly or indirectly, to any Person other than a Permitted Holder;

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, or any successor provision), other than Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, in one or a series of related transactions, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company; or

(3) the Board of Directors shall cease to consist of a majority of Continuing Directors.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Co-Issuer” means CG Co-Issuer Inc., a Delaware corporation and wholly owned Subsidiary of the Company, and any successor in interest thereto.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Collateral Agent” means the party named as such in this Indenture, together with its successors, assigns and validly appointed replacements.

“Company” means Chrysler Group LLC, a Delaware limited liability company, and any of its successors and assigns.

“Consolidated Current Liabilities” means, as of the date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), as reflected on the consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as of the most recently ended fiscal quarter for which internal financial statements are available, determined on a consolidated basis and otherwise determined in accordance with GAAP, after eliminating:

(1) all intercompany items between the Company and any Restricted Subsidiary; and

(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense, (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith).

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined by the Company in good faith to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations to the extent included in discontinued operations prior to consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded, and

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, however, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period.

Notwithstanding the foregoing, for the purpose of Section 4.03 only (other than clause (a)(2)(C)(iv) or (a)(2)(C)(v) of Section 4.03 hereof), there shall be excluded from Consolidated Net Income any income arising from any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, only to the extent such amounts have increased the amount of Restricted Payments permitted under such Section pursuant to clause (a)(2)(C)(iv) or (a)(2)(C)(v) of Section 4.03 hereof.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the total assets appearing on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries as at the end of the most recent fiscal quarter for which internal consolidated financial statements are available, determined in accordance with GAAP, less (a) all Consolidated Current Liabilities as shown on such balance sheet, (b) Investments in Unrestricted Subsidiaries that are consolidated on the consolidated balance sheet of such Person, and (c) Intangible Assets and liabilities relating thereto.

“Consolidated Secured Debt Ratio” means the ratio of (1) the aggregate principal amount of Secured Indebtedness as of the most recently ended fiscal quarter for which internal financial statements are available to (2) Modified EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case, with such pro forma adjustments to Secured Indebtedness and Modified EBITDA as would be required under the definition of “Fixed Charge Coverage Ratio” in performing a calculation thereof.

For purposes of determining the amount of Secured Indebtedness in the ratio above, the amount of Secured Indebtedness under any revolving credit facility as of the most recently ended fiscal quarter for which internal financial statements are available will be deemed to be the average daily balance thereunder for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination (or, if such facility has been available for less than four fiscal quarters, the average daily balance for the longest of the most recently ended one, two or three fiscal quarters for which internal financial statements are available during which such facility was in place).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means (a) prior to the consummation of a Corporate Reorganization, the Board of Directors on the Issue Date, and each other director of the Company, if such other director is appointed by a member or by a majority of the then Continuing Directors pursuant to the LLC Operating Agreement, and (b) after the consummation of a Corporate Reorganization, the Board of Directors on the date of consummation of the Corporate Reorganization, and each other director of the Company, if (i) such other director is appointed by any shareholder pursuant to any shareholders agreement, or (ii) such other director’s nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors or by a Permitted Holder.

“Corporate Reorganization” means any transaction or series of transactions, including through merger or otherwise creation of a holding company, for the purpose of converting the Company from a limited liability company into a corporation.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Preferred Stock” means Preferred Stock of the Company, a Restricted Subsidiary or any direct or indirect parent corporation of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.03(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“DOE Assets” means ATVM Assets (a) in respect of which costs have been incurred or payments have been made by the Company or its Subsidiaries after June 9, 2009, (b) that relate to projects approved by the United States Department of Energy (the “DOE”) or any successor agency and (i) financed by the DOE under the ATVM Program, or (c) can be specifically identified (by type of asset and by purchase order number, serial number or other information) by reference to records maintained by the Company from and after the closing of any Permitted DOE Facility.

“DOE Replacement Facility Event” means the good faith determination by the Company, after December 31, 2011, that it will not be able to obtain some or all of the $3.5 billion in financing pursuant to a Permitted DOE Facility on terms and conditions (including timing of and conditions precedent to advances) reasonably acceptable to it.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EISA” means Energy Independence and Security Act of 2007 (Public Law 110-140; 42 U.S.C. 17013), as such statute may be amended, supplemented, renewed or replaced.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any sale for cash of (a) common stock or common membership interests of the Company or (b) Preferred Stock of the Company which by its terms is mandatorily convertible into common stock or common membership interests of the Company, is not mandatorily redeemable and dividends on which are not paid in cash, but rather accrue to the principal amount of such Preferred Stock (in each case, excluding Disqualified Stock), other than:

(1) public offerings with respect to the Company’s common stock registered on Form S-8; and

(2) issuances to any Subsidiary of the Company.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and, where appropriate in the context, the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the 2019 Exchange Notes and the 2021 Exchange Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Company from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated by the Company as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clauses (3)(B) and 3(C) of Section 4.03(a).

“Fiat Group” means Fiat S.p.A. and any of its controlled Affiliates (other than the Company and its Subsidiaries).

“First-Priority Collateral Agent” means Citibank, N.A., in its capacity as collateral agent under the First-Priority Collateral Agreement.

“First-Priority Collateral Agreement” means that certain Collateral Agreement entered into on May 24, 2011, among the Issuers, the guarantors party thereto, the First-Priority Collateral Agent and the Collateral Agent.

“First-Priority Lien Obligations” means (i) all Indebtedness of the Company and the Guarantors secured by a Lien that is prior to, or senior to, the Lien securing the Notes, (ii) all other Obligations (not constituting Indebtedness) of the Company and the Guarantors under the Credit Facilities, in each case, secured by a Lien that is prior to, or senior to, the Lien securing the Notes and (iii) all other Obligations of the Company and the Guarantors in respect of Hedging Obligations or Obligations in respect of cash management services in connection with Indebtedness described in clause (i) or Obligations described in clause (ii).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Modified EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date. At any time after adoption of IFRS by the Company for financial reporting purposes, the Company may elect to apply IFRS for all purposes of this Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the IFRS Election Date; provided, however, that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Holders of Notes not later than 15 days after such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Governmental Authorities” means any federal, state, provincial, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes.

“Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee (which shall include in the form attached as Appendix D hereto), pursuant to which a Guarantor guarantees the Issuers’ obligations with respect to the Notes on the terms provided for in this Indenture.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement, interest rate, currency or commodity options or any other similar agreement providing for the transfer or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies. For purposes of determining the amount of any such Hedging Obligations, if any agreement relating to such obligations provides for netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“Incur” or “incur” means to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.08:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument; and

(3) the obligation to pay a premium in respect of Secured Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Secured Indebtedness will not be deemed to be the Incurrence of Secured Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(w) in respect of borrowed money, including any indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(x) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(y) representing any Hedging Obligations, as reduced by any amounts of cash collateral posted as margin with respect to such obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

Notwithstanding the foregoing, (i) Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity or obligations of such Person with respect to performance and surety bonds and completion guarantees entered into in the ordinary course of business, and (ii) Indebtedness shall be calculated without giving effect to the effects of ASC § 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Advisor” means an accounting, appraiser, engineer investment banking firm, investment advisor or consultant of recognized standing that is, as determined in good faith by the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Banca IMI S.p.A., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBS Securities Inc. and UBS Securities LLC.

“Initial Unrestricted Subsidiaries” means Auburn Hills Mezzanine LLC, Auburn Hills Owner LLC, AC Austro Car Handelgesellschaft mbH & Co. OHG, Chrysler Group Taiwan Sales Ltd., Chrysler Jeep Ticaret S.A. and any MID.

“Intangible Assets” means, with respect to any Person at any date of determination, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries as at the end of the fiscal quarter for which internal consolidated financial statements are available determined in accordance with GAAP, of all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other intangibles.

“Intercreditor Agent” means the administrative agent under the Senior Credit Facilities, and any successor thereto in such capacity.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date, among the Collateral Agent, the First-Priority Collateral Agent, the Issuers and each other Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, in each case, with a stable or better outlook.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and the Subsidiaries of the Company;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.03:

(1) “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means May 24, 2011.

“Issuers” means the Company and the Co-Issuer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“LLC Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of June 10, 2009, as amended August 7, 2009, January 29, 2010 and April 5, 2011, by and among the Company, the UAW Retiree Medical Benefits Trust (“VEBA”) and the VEBA Holdcos (as defined in the LLC Operating Agreement), Fiat North America LLC, The United States Department of the Treasury, and Canada CH Investment Corporation (formerly named 7169931 Canada, Inc.).

“Master Industrial Agreement” means the Master Industrial Agreement, dated as of June 10, 2009, by and among Fiat Group Automobiles S.p.A., Fiat Powertrain Technologies S.p.A, Fiat North America LLC and Chrysler Group LLC.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive substances, and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to, or would reasonably be expected to give rise to liability under, any Environmental Law.

“MID” means any Subsidiary of the Company whose sole business is operating an automobile dealership and which is commonly referred to as a marketing investment dealership.

“Modified EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period (without giving effect to the adjustments in clauses (1), (3) and (4) of such definition):

(1) increased (without duplication) by:

(a) income tax expense of such Person and such Restricted Subsidiaries paid or incurred during such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(b) net interest expense of such Person and such Restricted Subsidiaries, excluding interest expense related to financing activities associated with a vehicle lease portfolio the Company refers to as Gold Key Lease); plus

(c) depreciation and amortization expense for plant, property and equipment, amortization of intangibles and equipment on lease of such Person and such Restricted Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, excluding depreciation and amortization expense for vehicles held for lease; plus

(d) pension, other post-retirement benefit (OPEB) and other employee benefit costs (in each case other than current service costs) of such Person and such Restricted Subsidiaries to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(e) restructuring expenses of such Person and such Restricted Subsidiaries to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(f) other financial expense of such Person and such Restricted Subsidiaries; plus

(g) other unusual and infrequent costs, charges and expenses of such Person and such Restricted Subsidiaries consistent in nature and scope with such Person’s past practice or customary practice in such Person’s industry;

(2) decreased by (without duplication) by:

(a) income tax benefits of such Person and such Restricted Subsidiaries;

(b) any non-cash gains increasing Consolidated Net Income of such Person and such Restricted Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Modified EBITDA in any prior period; and

(c) restructuring income of such Person and such Restricted Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries for that period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate proceeds received by the Company or its Restricted Subsidiaries in Cash Equivalents in respect of any Asset Sale (including any payments received by way of purchase price adjustments, deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof, payments made by way of purchase price adjustments, including in respect of working capital items, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.04(b)) to be paid as a result of such transaction (including to obtain any required consent therefor), and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Fiat Directors” means, with respect to any transaction, the disinterested members (within the meaning of Section 144 of the Delaware General Corporation Law with respect to a matter in which any member of the Fiat Group has an interest) of the Board of Directors or any duly constituted committee of the Board of Directors comprised only of such disinterested directors.

“Notes” means the 2019 Notes and the 2021 Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated May 19, 2011, with respect to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel to the Company, who may be internal counsel of the Company.

“Pari Passu Lien Obligation” means any Obligations of the Company and the Guarantors (including any Additional Notes) that are equally and ratably secured with the Notes with respect to the Collateral and are designated by the Company as a Pari Passu Lien Obligation.

“Permitted DOE Facility” means a credit facility provided to the Company by the DOE or any successor agency under the ATVM Program authorized by section 136 of EISA; provided, however, that (x) such facility shall be secured only by DOE Assets and assets of the Company and the Domestic Subsidiaries securing the Senior Credit Facilities, and (y) the DOE shall have entered into an intercreditor agreement consistent with the provisions set forth herein and in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers under the Senior Credit Facilities.

“Permitted Holder” means the Fiat Group. Any person or group whose acquisition of assets or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.07 (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Section 4.07) will thereafter constitute an additional Permitted Holder.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), pension benefits (but not including any Lien in favor of the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor)), or pledges or good faith deposits in connection with bids, tenders, sales, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or pledges or deposits to secure public or statutory obligations of such Person or pledges or deposits of cash or U.S. government bonds to secure surety, appeal, customs or performance bonds and similar obligations or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’, construction or other like Liens, in each case for sums not yet overdue for a period of more than 90 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company to the extent required by, and in conformity with, GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole, including the following: (i) zoning, entitlement, conservation restriction and other land use and environmental regulations by one or more Governmental Authorities which do not materially interfere with the present use of the material assets of the Company and its Subsidiaries, (ii) all covenants, conditions, restrictions, easements, encroachments, charges, rights-of-way and any similar matters of record set forth in any state, local or municipal franchise on title to material real property of the Company and its Subsidiaries which do not materially interfere with the present use of such property, and (iii) minor survey exceptions and matters as to real property of the Company and its Subsidiaries which would be disclosed by an accurate survey or inspection of such real property and do not materially impair the occupancy or current use of such real property;

(6) any Lien to secure Indebtedness (and the related First-Priority Lien Obligations) Incurred pursuant to any term loan facility under any Credit Facilities in an aggregate amount not to exceed $3.0 billion (such amount, the “Term Loan Basket Amount”); provided, however, that the Term Loan Basket Amount shall be reduced by the amount of any permanent repayments of principal on such term loan facility, provided further, however, that notwithstanding any such permanent repayments, the Term Loan Basket Amount shall not be reduced below $1.75 billion; and provided further, however, that the Notes are secured on a junior priority basis with such Indebtedness on terms consistent with the terms of the Intercreditor Agreement (as in effect on the Issue Date);

(7) any Lien securing First-Priority Lien Obligations in an amount not to exceed $1.0 billion in the aggregate at any one time outstanding; provided, however, that the Notes are secured on a junior priority basis with such Indebtedness on terms consistent with the terms of the Intercreditor Agreement (as in effect on the Issue Date);

(8) (A) any Lien securing the Notes outstanding on the Issue Date, the Exchange Notes issued in exchange therefor and the Guarantees relating thereto; (B) any Lien securing Pari Passu Lien Obligations (including Additional Notes) in an amount not to exceed $500.0 million in the aggregate at any one time outstanding; provided, however, that the Notes are equally and ratably secured with such Pari Passu Lien Obligations and (C) any Lien securing Pari Passu Lien Obligations (including Additional Notes), provided, however, that at the time of Incurrence thereof and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.25 to 1.00; provided further, however, that the Notes are equally and ratably secured with such Pari Passu Lien Obligations;

(9) any Lien to secure Indebtedness (and the related First Priority Lien Obligations) Incurred pursuant to any revolving asset-based loan facility under any Credit Facility in an aggregate amount not to exceed $2.0 billion in the aggregate at any one time outstanding;

(10) any Lien existing on the Issue Date (other than Liens specified in clauses (6), (7), (8) and (9) above);

(11) any Lien to secure Indebtedness Incurred prior to the DOE Replacement Facility Event pursuant to any Permitted DOE Facility in an aggregate principal amount not to exceed $3.5 billion which amount shall be reduced by the amount of any permanent repayments of principal on such Permitted DOE Facility; (such amount as reduced, the “DOE Facility Primary Basket Amount”) on (A) any DOE Assets and (B) any Collateral or other assets pledged to secure the Senior Credit Facilities (such Collateral and other assets, the “DOE Secondary Assets”) provided; however, that the Lien on the DOE Secondary Assets will be limited to Indebtedness Incurred pursuant to any Permitted DOE Facility in an aggregate principal amount equal to 50 percent of the principal amount of Indebtedness Incurred and then outstanding under such Permitted DOE Facility but not to exceed $1.75 billion (such $1.75 billion sublimit to be reduced by an amount equal to 50 percent of the amount of any permanent repayments of principal on such Permitted DOE Facility) (such $1.75 billion sublimit as reduced, the “DOE Facility Secondary Basket Amount”); provided that the Notes are secured by the DOE Secondary Assets on a junior priority basis pursuant to the Intercreditor Agreement;

(12) after a DOE Replacement Facility Event, any Lien on (A) assets of a type eligible to be financed by the DOE under the ATVM Program (the “DOE Replacement Assets”) to secure Indebtedness Incurred pursuant to any Credit Facility (the “Primary Replacement Facility”) in an aggregate principal amount not to exceed $3.5 billion, which amount shall be reduced by the amount of any permanent repayments of principal on such Primary Replacement Facility and by the amount of any Indebtedness outstanding on the date of the DOE Replacement Facility Event under the Permitted DOE Facility secured pursuant to clause (11) above (such amount as reduced, the “Primary Replacement Facility Basket Amount”), and (B) any DOE Secondary Assets to secure Indebtedness Incurred pursuant to the “Primary Replacement Facility”) limited to an aggregate principal amount equal to 50 percent of the principal amount of Indebtedness Incurred and then outstanding under such Primary Replacement Facility but not to exceed $1.75 billion (such $1.75 billion sublimit to be reduced by the DOE Facility Secondary Basket Amount in respect of any Indebtedness outstanding under the Permitted DOE Facility on the date of the DOE Replacement Facility Event and by an amount equal to 50 percent of the amount of any permanent repayments of principal on such Primary Replacement Facility) (such $1.75 billion sublimit as reduced, the “DOE Replacement Facility Secondary Basket Amount”); provided that the Notes are secured by the DOE Secondary Assets on a junior priority basis pursuant to the Intercreditor Agreement;

(13) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(14) Liens existing on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(15) Liens securing obligations under Indebtedness or other obligations of the Company, the Co-Issuer or a Restricted Subsidiary owing to the Company, the Co-Issuer or a Guarantor; provided, however, that any Lien securing obligations under Indebtedness or other obligations of a Guarantor to the Company, the Co-Issuer or a Restricted Subsidiary must be junior in priority to the Liens in favor of such Guarantor’s Guarantee;

(16) Liens securing Hedging Obligations or other Cash Management Obligations;

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) leases, licenses, subleases or sublicenses of assets (including real property and intellectual property) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole and material licenses and sublicenses of intellectual property or other general intangibles in the ordinary course of business;

(19) Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any of its Subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;

(20) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(21) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in foregoing clauses (8)(A), (8)(C), (10), (11)(A), (11)(B), (12)(A), (12)(B)(13) and (14) above and clause (36) below; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (8)(A), (8)(C), (10), (11)(A), (11)(B), (12)(A), (12)(B), (13) and (14) above and clause (36) below at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection with such refinancing, refunding, extension, renewal or replacement; and provided further, however, that any Lien Incurred pursuant to this clause (21) in respect of any Lien initially Incurred under clause (11)(A), clause (11)(B), clause (12)(A), clause (12)(B) or clause (36) shall be deemed to be outstanding under clause (11)(A), clause (11)(B), clause (12)(A), clause (12)(B) or clause (36), as applicable, for purposes of determining the amount available to be secured under such clause; and provided further, however, that, after a DOE Replacement Facility Event, any Lien Incurred pursuant to this clause (21) as part of a refinancing of amounts initially Incurred under clause (11)(A) shall be deemed to be outstanding under clause (12)(A) and any Lien Incurred pursuant to this clause (21) initially Incurred under clause (11)(B) shall be deemed to be outstanding under clause (12)(B), in each case for purposes of determining the amount available to be secured under such clauses (12)(A) and (12)(B), as applicable;

(22) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(23) Liens securing judgments for the payment of money not constituting an Event of Default under clause (8) of Section 6.01 so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(26) Liens and rights of setoff created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to implement employee/corporate credit card programs, to secure fees and charges in the ordinary course of business or returned items and charge backs in the ordinary course of business, facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(28) Liens on contract receivables of the Company or any Guarantor generated in respect of an identified line of vehicles manufactured by Chrysler de Mexico S.A. de C.V. securing a contemplated loan to be made to Chrysler de Mexico S.A. de C.V. in an aggregate principal amount not to exceed $500.0 million or its equivalent in Mexican pesos at any one time outstanding (the equivalent in Mexican pesos calculated using the foreign exchange rate applicable for each draw);

(29) Liens on vehicle leases or beneficial interests of any Subsidiary in such vehicle leases and related vehicles to secure Indebtedness Incurred under leasing or financing programs of the Company or any of its Subsidiaries;

(30) Liens on deposits of cash to secure payments by the Company or any of its Subsidiaries required pursuant to the terms of any financial services arrangements for dealers or retail customers, including any subvention agreements;

(31) Liens securing Indebtedness arising from industrial revenue, development bond or similar financings where the Company and/or any Subsidiary is both the lessee of the financial property and the holder of the bonds;

(32) servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the property and assets of the Company or any Subsidiaries consisting of real property, provided that the same are complied with in all material respects;

(33) any Lien consisting of rights reserved to or vested in any Governmental Authority by applicable law, statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Company or any of its Subsidiaries under any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulation, relating to or imposing liability or standards of conduct concerning protection of human health as it relates to any Materials of Environmental Concern, the environment or natural resources, as now or may at any time hereafter be in effect (“Environmental Laws”) to which any assets of the Company or any such Subsidiaries are subject;

(34) Liens existing on the Issue Date securing Indebtedness under that certain Loan Agreement dated as of August 3, 2007, between Auburn Hills Owner LLC and Citigroup Global Markets Realty Corp., and any refinancing thereof that satisfies the conditions under the proviso to clause (21) of this definition; provided, however, that such Liens do not encumber any property (except substitutions, replacements or proceeds thereof) other than property that was financed by such Indebtedness outstanding on the Issue Date;

(35) Liens securing Indebtedness Incurred by a Foreign Subsidiary, provided, however, that such Liens do not extend to the property or assets of the Company or any Subsidiary of the Company other than a Foreign Subsidiary; and

(36) Liens securing Capitalized Lease Obligations in an amount not to exceed $175.0 million in the aggregate in any calendar year (with amounts unused at the end of any calendar year being permitted to be carried over for the next succeeding calendar year); provided, however, that the aggregate amount of any Capitalized Lease Obligations secured by a Lien pursuant to this clause (36) shall not exceed $350.0 million in any calendar year.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness. For purposes of determining compliance with Section 4.08, (1) in the event that a Lien meets the criteria of more than one of the types of “Permitted Liens” described above, the Company, in its sole discretion, shall classify such Lien at the time of Incurrence and only be required to include the amount of Secured Indebtedness secured by such Lien and the type of such Lien in one of the above clauses and (2) the Company shall be entitled at the time of such Incurrence to divide and classify the amount of Secured Indebtedness secured by such Lien and the type of such Lien in more than one of the types of “Permitted Liens” described above.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Liens” means, with respect to any Person, Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that such Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by such Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided, however, that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, as determined in good faith by the Company, is expected to result in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change of Control transaction of a decline in the rating of the Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the Notes.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated the Issue Date, among the Issuers, the Guarantors and the representatives of the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Responsible Officer” means any Vice President, Assistant Vice President, Trust Officer, any trust officer or any other officer of the Trustee, Collateral Agent, Paying Agent, Registrar or Authenticating Agent, as applicable, customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including the Co-Issuer and any Foreign Subsidiary) that is not then an

Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Scheduled Maturity” means, when used with respect to any Indebtedness, the date specified in such Indebtedness as the date on which the principal of such Indebtedness is due and payable or the date on which such Indebtedness is required to be repurchased by the issuer thereof or borrower thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Obligations” means all Obligations in respect of the Notes or this Indenture.

“Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes, the beneficiaries of each indemnification obligation undertaken by the Issuers or any Guarantor under any Security Document and the successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, Intercreditor Agreement, the other intercreditor agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating security interests in the Collateral as contemplated by this Indenture.

“Senior Credit Facilities” means the Credit Facilities under the Credit Agreement dated as of May 24, 2011, by and among the Company, certain of the Company’s Subsidiaries, the lenders referred to therein, Citibank, N.A., as administrative agent, and the other bookrunners, arrangers and agents named therein including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries taken as a whole on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes; and

(2) any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, a corporation, association, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2015, in the case of the 2019 Notes, and June 15, 2016 in the case of the 2021 Notes; provided, however, that if the period from the Redemption Date to June 15, 2015 or June 15, 2016, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transactions” means (i) the issuance and sale of the Notes on the Issue Date, (ii) the term loan borrowings under the credit agreement governing the Senior Credit Facilities on the Issue Date, (iii) Fiat’s purchase of additional membership interests in the Company pursuant to its Incremental Equity Call Option on the Issue Date, (iv) the repayment in full of obligations under the Company’s U.S. Treasury first lien credit facility and EDC credit facility and termination of outstanding lending commitments under those facilities on the Issue Date, and (v) the payment of fees, expenses and premiums related to each of the foregoing.

“Trustee” means the party named as such in this Indenture, together with its successors, assigns and validly appointed replacements.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, such terms shall have the meanings given to such terms in the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below);

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) any MID, whether existing on the Issue Date or newly acquired or formed.

The Company may designate any Subsidiary of the Company other than the Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided, however, that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with Section 4.03(a) of this Indenture; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has a security interest in any assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and such designation complies with Section 4.08 of this Indenture treating all Secured Indebtedness of such Unrestricted Subsidiary as if it was incurred on the date of designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person directly or through other Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.05(b)

“Asset Sale Offer”	4.04(c)

“Change of Control Offer”	4.07(a)

“Change of Control Payment”	4.07(a)

“Change of Control Payment Date”	4.07(a)(2)

“Covenant Defeasance”	8.04

“Defeased Covenant”	8.04

“Event of Default”	6.01

“Excepted Liens”	4.16(d)

“Excess Proceeds”	4.04(c)

“Excluded Stock Collateral”	11.01(a)(1)

“Fall-Away Date”	4.16(a)

“Fiat Transaction”	4.05(a)

“Guaranteed Obligations”	10.01

“Legal Defeasance”	8.03

“Paying Agent”	2.03

“Principal Property”	4.16(d)

“Refunding Capital Stock”	4.03(b)(2)(A)

“Registrar”	2.03

“Restricted Payments”	4.03(a)

“Successor Company”	5.01(a)(1)

“Successor Person”	5.01(b)(1)(A)

“Treasury Capital Stock”	4.03(b)(2)(A)

SECTION 1.03. Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction and Conventions. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured;

(7) Indebtedness shall not be deemed to be subordinate or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(10) Unless otherwise specified, any value to be determined under this Indenture will be determined by the Company as set forth in this paragraph. With respect to any provision of this Indenture that specifies a value or requires or provides for a determination of the value of any item or amount, the value shall be as determined in good faith by an Officer of the Company; provided, however, that if the value of such item or amount is equal to or greater than $500.0 million, such determination shall be made in good faith by the Board of Directors. Any such determination shall be conclusive for all purposes under this Indenture;

(11) Unless otherwise specified, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

(12) all references to the date the Notes were originally issued shall refer to the Issue Date.

ARTICLE II

The Notes

SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A which is hereby incorporated in, and expressly made part of, this Indenture. The (i) Initial Notes and the Trustee’s or its Authenticating Agent’s, as applicable, certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Securities) shall each be substantially in the form set forth in Appendix A. The (i) Exchange Notes and the Trustee’s or its Authenticating Agent’s, as applicable, certificate of authentication and (ii) any Additional Exchange Notes shall be substantially in the form set forth in Appendix A which is hereby incorporated in, and expressly made part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which either Issuer or any Guarantor is subject, if any, or usage, or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution of the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A are part of the terms of this Indenture. The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or its Authenticating Agent (as defined below), as applicable, authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be entitled to any benefit under this Indenture or be valid for any purpose until an authorized signatory of the Trustee or its Authenticating Agent, as applicable, manually executes the certificate of authentication on the Note. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee or its Authenticating Agent, as applicable, shall authenticate and deliver the Initial 2019 Notes and the Initial 2021 Notes and, at any time and from time to time thereafter, the Trustee or its Authenticating Agent, as applicable, shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuers signed by two Officers of each of the Issuers. Such order shall specify the amount and series of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.08.

The Trustee may appoint an authenticating agent (together with its successors, assigns and validly appointed replacements, the “Authenticating Agent”) acceptable to the Issuers to authenticate and cancel, as applicable, one or more series of Notes. Unless limited by the terms of such appointment, the Authenticating Agent may authenticate and cancel such series of Notes whenever the Trustee may do so. Each reference in this Indenture to authentication or cancellation by the Trustee includes authentication or cancellation, as applicable, by the Authenticating Agent. The Trustee, with the consent of the Issuers, initially appoints Citibank, N.A. as Authenticating Agent in connection with the Notes.

The Trustee agrees to pay to each authenticating agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and the Trustee, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.06.

If an appointment of an authenticating agent with respect to either series of the Notes is made pursuant to this Section, the Note of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, not in its individual capacity but solely as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:	CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (together with its successors, assigns and validly appointed replacements, the “Registrar”) and one or more offices or agencies where Notes may be presented for payment (together with its successors, assigns and validly appointed replacements, the “Paying Agent”). The Registrar for the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of the Notes on behalf of the Issuers. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. If the Issuers fail to appoint a Registrar, the Paying Agent will act as such.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuers, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may act as Paying Agent, Registrar, or co-registrar.

The Issuers may change the Paying Agents or the registrars without prior notice to the Holders.

The Issuers initially appoint Citibank, N.A. as Registrar and Paying Agent in connection with both series of the Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note of either series, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the Notes of such series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the series of the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If either of the Issuers or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Collateral Agent on behalf of the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability, in its capacity as paying agent, for the money delivered to the Collateral Agent on behalf of the Trustee.

SECTION 2.05. Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Paying Agent is not the Registrar, the Company shall furnish to the Paying Agent, in writing at least five Business Days before each interest payment date and at such other times as the Paying Agent may request in writing, a list in such form and as of such date as the Paying Agent may reasonably require of the names and addresses of Holders of the Notes and the Paying Agent shall be entitled to fully rely, and will have no liability for relying on, the most recently provided such list.

SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations of the same series, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee or its Authenticating Agent, as applicable, shall authenticate a replacement Note of that series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or its Authenticating Agent, as applicable. Prior to any such issuance or authentication, if required by the Registrar, the Trustee, the Authenticating Agent or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers, the Trustee, the Authenticating Agent and the Registrar to protect the Issuers, the Trustee, the Paying Agent, the Authenticating Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. In case any mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due or payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note. The Issuers and the Registrar may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional Obligation of the Issuers and the Guarantors.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee or its Authenticating Agent, as applicable, except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee, the Registrar and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee or its Authenticating Agent, as applicable, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee or its Authenticating Agent, as applicable, shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

SECTION 2.10. Cancellation. The Issuers at any time may deliver Notes to the Trustee or its Authenticating Agent, as applicable, for cancellation. The Trustee or its Authenticating Agent, as applicable, and the Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or its Authenticating Agent, as applicable, and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and, upon the written request of the Issuers, deliver a certificate of such destruction to the Issuers, unless the Issuers direct the Trustee or its Authenticating Agent, as applicable, in accordance with the standard policies and procedures of the Trustee or its Authenticating Agent, as applicable, in writing, to deliver canceled Notes to the Issuers prior to them being destroyed. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee or its Authenticating Agent, as applicable, for cancellation.

SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on any series Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders of Notes of that series on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Registrar and Paying Agent and shall promptly mail or cause to be mailed to each Holder of Notes of that series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Registrar shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee and its Authenticating Agent, as applicable, in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Issuers shall be entitled, subject to its compliance with Section 4.08, to issue (i) Additional 2019 Notes under this Indenture, which Additional 2019 Notes shall have identical terms as the Initial 2019 Notes issued on the Issue Date, other than with respect to the date of issuance and issue price and (ii) Additional 2021 Notes under this Indenture, which Additional 2021 Notes shall have identical terms as the Initial 2021 Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. All Initial 2019 Notes and any Additional 2019 Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase; and all Initial 2021 Notes and any Additional 2021 Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including amendments, redemptions and offers to purchase. The 2019 Notes and the 2021 Notes are two separate series of Notes under this Indenture for all purposes of this Indenture, including, payments of principal and interest, redemptions, offers to purchase and consenting to certain amendments to this Indenture and the Notes and waiving or rescinding Defaults.

With respect to any Additional Notes, the Issuers shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee and its Authenticating Agent, as applicable, the following information:

(1) the series of Notes of which the Additional Notes are a part;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(4) whether such Additional Notes shall be Initial Notes or shall be issued in the form of Exchange Notes.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee, Registrar and Paying Agent. If the Company elects to redeem 2019 Notes pursuant to paragraph 5 of the 2019 Notes, it shall notify the Trustee, Registrar and Paying Agent in writing of the redemption date, and the principal amount of 2019 Notes to be redeemed. If the Company elects to redeem 2021 Notes pursuant to paragraph 5 of the 2021 Notes, it shall notify the Trustee, Registrar and Paying Agent in writing of the redemption date, and the principal amount of 2021 Notes to be redeemed.

The Company shall give each notice to the Trustee, Registrar and Paying Agent provided for in this Section at least 45 days before the redemption date unless the Trustee, Registrar or Paying Agent, as applicable, consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Notes of a series are to be redeemed, the Notes to be redeemed or purchased will be selected as follows (a) if such Notes are listed on any national securities exchange, in compliance with the requirements, as specified by the Company, of the principal national securities exchange on which such Notes are listed or (b) if such Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Paying Agent shall deem appropriate, and in each case in accordance with the procedures of DTC to the extent applicable.

The Paying Agent shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $200,000 or integral multiples of $1,000; no Notes of $200,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not in a principal amount of at least $200,000 or an integral multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Notes of a series are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Notes.

The Company may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

At the Company’s request, the Registrar shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Registrar with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Notes shall be canceled by the Trustee or its Authenticating Agent, as applicable, in accordance with its standard policies and procedures. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee or its Authenticating Agent, as applicable, for cancellation as well as any other amounts remaining due by the Company or the Issuers in connection with this Indenture and the transactions contemplated hereby.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee or its Authenticating Agent, as applicable, shall authenticate for the Holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that the unredeemed portion of the Note shall be in a principal amount of $200,000 or a multiple of $1,000 in excess thereof.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Notes. The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports and Other Information. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Holders of the Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections and containing all the information, audit reports and exhibits required for such reports; provided that any such report, information or document shall be deemed to have been provided to Holders if it is available through the Commission’s EDGAR system or the Company’s website. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required by such sentence unless the SEC shall not accept such filing. The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. In addition, the Company shall post any such required reports on its website within the time periods that would apply whether or not the Company is required to file those reports with the SEC.

(b) In connection with the filing or posting of all annual and quarterly reports required pursuant to Section 4.02(a), in connection therewith, the Company shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

SECTION 4.03. Limitation on Restricted Payments. (a) (1) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(A) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Company’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than;

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(B) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including in connection with any merger, amalgamation or consolidation; or

(C) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment, amortization payment, or maturity, any Subordinated Indebtedness other than:

(i) Indebtedness of the Company owed to a Guarantor or a Guarantor owed to the Company or another Guarantor; or

(ii) the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, amortization payment, principal installment or Scheduled Maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(D) make any Investment after the Issue Date that is the designation of any Subsidiary as an Unrestricted Subsidiary;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(2) (A) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been at least 2.00 to 1.00 determined on a pro forma basis, as if the transaction had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; and

(C) the aggregate amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only) and (7) of Section 4.03(b), but excluding all other Restricted Payments permitted by Section 4.03(b), is less than the sum of (without duplication):

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after December 31, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(ii) 100% of the aggregate net proceeds (including Cash Equivalents and the fair value (as determined in good faith by the Company) of assets or other property) received by the Company or a Restricted Subsidiary since immediately after the Issue Date from the issue or sale of:

a.	Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of (x) Equity Interests to members of management, directors or consultants of the Company and its Restricted Subsidiaries, after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.03(b); and (y) Designated Preferred Stock; and

b.	debt of the Company or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (ii) shall not include the proceeds from (V) Equity Interests issued or sold by the Company as part of the Transactions, (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Company or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(iii) 100% of the aggregate amount of net proceeds (including Cash Equivalents and the fair value (as determined in good faith by the Company) of assets or other property) contributed to the capital of the Company after the Issue Date; provided, however, that this clause (c) shall not include proceeds contributed to the Company as part of the Transactions; plus

(iv) 100% of the aggregate amount of proceeds (including Cash Equivalents and the fair value (as determined in good faith by the Company) of other property) received by the Company or a Restricted Subsidiary after the Issue Date from the sale or other disposition (other than to the Company, a Restricted Subsidiary or an Affiliate of the Company) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date; plus

(v) in the event that the Company designates an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair value of the Company’s Investment in such Unrestricted Subsidiary (as determined in good faith by the Company) at the time such Unrestricted Subsidiary is designated as a Restricted Subsidiary.

(b) Section 4.03(a) hereof shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) (A) the purchase, redemption, defeasance, repurchase, retirement or other acquisition for value of any Equity Interests (upon such purchase, redemption, defeasance, repurchase, retirement or other acquisition “Treasury Capital Stock”) or Subordinated Indebtedness of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than any sale or issuance to the Company or any of its Restricted Subsidiaries) of, Equity Interests (other than Disqualified Stock) of the Company to the extent of the cash proceeds actually contributed to the capital of the Company (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than any sale to the Company or any of its Restricted Subsidiaries) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon were permitted under clause (5) of this Section 4.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Restricted Subsidiary, as the case may be, so long as:

(A) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(B) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(C) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $50.0 million in any calendar year;

(5) the declaration and payments of dividends on Disqualified Stock; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (7) not to exceed $500.0 million;

(8) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(9) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those set forth in Section 4.07 and 4.04; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(10) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.03 (as determined in good faith by the Company); and

(11) distributions required by, and made in accordance with, Section 4.4(b) of the LLC Operating Agreement as in effect on the Issue Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under Section 4.03(b)(7) and (8), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Issue Date, all of the Subsidiaries of the Company, other than the Initial Unrestricted Subsidiaries, shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.04. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company as of the date of the consummation of the Asset Sale and without giving effect to any adjustment not then determined or any subsequent changes in value) of the assets sold or otherwise disposed of;

(2) at least 75% of the consideration therefor received (as determined in good faith by the Company) by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, however, that the amount of:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than any liabilities that are by their terms subordinated in right of payment to the Notes (or Guarantees) or that are owed to the Company or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing, or otherwise cease to be Obligations of the Company or any Restricted Subsidiary, and

(B) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 365 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this clause (2) and for no other purpose; and

(3) if such Asset Sale involves the disposition of Collateral,

(A) such Asset Sale complies with the applicable provisions of the Security Documents; and

(B) to the extent required by the Security Documents or the covenants in this Indenture, all consideration received in such Asset Sale shall be expressly made subject to Liens under the Security Documents.

(b) Within 540 days after the receipt of any Net Proceeds of any Asset Sale by the Company or any Restricted Subsidiary, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to:

(1) permanently reduce any Indebtedness constituting First-Priority Lien Obligations (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or any Pari Passu Lien Obligations; provided, however, that if the Issuers or any Guarantor shall so reduce any Pari Passu Lien Obligations, the Company shall equally and ratably reduce Indebtedness under the Notes by making an offer to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Notes) such offer to be conducted in accordance with the procedures set forth for an Asset Sales Offer but without any further limitation in amount; or

(2) in the case of an Asset Sale not involving the disposition of Collateral, permanently reduce (A) any senior unsecured Indebtedness (and, in the case of revolving Indebtedness, to correspondingly reduce commitments with respect thereto) or (B) Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving Indebtedness, to correspondingly reduce commitments with respect thereto) so long as the Net Proceeds of the Asset Sale are with respect to assets owned by such Restricted Subsidiary that is not a Guarantor and the Net Proceeds of such Asset Sale are received by such Restricted Subsidiary as a result of an Asset Sale by such Restricted Subsidiary; or

(3) (A) make an Investment in any one or more businesses in compliance with Section 4.06 of this Indenture, (B) acquire properties or (C) acquire other assets that, in the case of each of clause (A), (B) and (C), either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale; and provided further, however, that, in the case of an Asset Sale involving the disposition of Collateral, the assets acquired, directly or indirectly, with Net Proceeds from an Asset Sale applied pursuant to this clause (3) shall become Collateral; and

provided further, however, that, in the case of clause (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within the later of 540 days after receipt of such Net Proceeds and 180 days following such commitment and the Net Proceeds are so applied; provided further, however, that if such commitment is cancelled or terminated after the later of such 540 day or 180 day period for any reason before such Net Proceeds are applied, then the portion of the Net Proceeds for which the commitment is canceled or terminated shall constitute Excess Proceeds.

(c) Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the 540-day time period (or as such period may be extended by up to 180 days) set forth in the preceding paragraph shall be deemed to constitute “Excess Proceeds,” except the amount of Excess Proceeds shall be reduced by an amount equal to the difference between (x) the principal amount of the Notes offered to be purchased in a bona fide offer pursuant to clause (1) above and (y) the principal amount of the Notes that were purchased pursuant to such offer. When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $300.0 million, the Company shall make an offer to all Holders of the Notes and, if required by the terms of any other Pari Passu Lien Obligations, to the holder of such Pari Passu Lien Obligations (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Lien Obligations that is a minimum of $200,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if applicable) plus accrued and unpaid interest to the date fixed for the closing of such Asset Sale Offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $300.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee and the Collateral Agent. The Company, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant period provided above) or with respect to Excess Proceeds of $300.0 million or less.

To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture and the Security Documents. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such other Pari Passu Lien Obligations surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Notes shall be selected and the Company or the agent for such Pari Passu Lien Obligations shall select such Pari Passu Lien Obligations to be purchased, on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such other Pari Passu Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Pending the final application of (a) Net Proceeds from an Asset Sale involving a disposition of Collateral pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility that constitutes First-Priority Lien Obligations, or, deposit such Net Proceeds temporarily in a deposit account pursuant to which the Collateral Agent has a perfected Lien in favor of the Holders pursuant to the Security Documents, and (b) Net Proceeds from an Asset Sale not involving a disposition of Collateral pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Credit Facilities, or otherwise invest or apply such Net Proceeds from an Asset Sale not involving a disposition of Collateral in any manner not prohibited by this Indenture. If the recipient of the Net Proceeds is a Foreign Subsidiary, in lieu of the holder of the actual Net Proceeds depositing or applying such Net Proceeds in the manner described in the foregoing clause (a), the Company or any Restricted Subsidiary may deposit or apply an amount equal to such Net Proceeds in the manner described in the foregoing clause (a).

(e) The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(f) Except as described in clause (11) of Section 9.02 the provisions under this Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

SECTION 4.05. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of the Fiat Group (each of the foregoing, a “Fiat Transaction”) involving aggregate payments or consideration in excess of $100.0 million (as determined in good faith by the Company), unless such Fiat Transaction is (1) not materially less favorable to the Company or the Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or (2) as determined in good faith by the Company, reasonable under the circumstances.

(b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Fiat Group) of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $100.0 million, unless:

(1) such Affiliate Transaction is, as determined in good faith by the Company, on terms that are not materially less favorable to the Company or the relevant Restricted

Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) if such Affiliate Transaction or series of related Affiliate Transactions involve aggregate payments or consideration in excess of $250.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(c) The provisions of Sections 4.05(a) and (b) shall not apply to the following:

(1) transactions between or among the Company or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by Section 4.03;

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Company or any of its Restricted Subsidiaries;

(4) any agreement as in effect as of the Issue Date and described under the heading “Certain Relationships and Related Party Transactions” in the Offering Memorandum, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect (as determined in good faith by the Company) to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(5) any agreement as in effect as of the Issue Date, or entered into thereafter as contemplated by the Master Industrial Agreement as in effect on the Issue Date, between or among any member of the Fiat Group, on the one hand, and the Company and any of its Subsidiaries, on the other hand;

(6) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business, or are on terms at least as favorable as would reasonably have been obtained at such time from an unrelated Person (as determined in good faith by the Company);

(7) the issuance of Equity Interests by the Company or a Restricted Subsidiary;

(8) transactions with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(9) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted

Subsidiaries, but in any event not to exceed $50.0 million in the aggregate outstanding at any one time, and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Board of Directors;

(10) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any limited liability company operating agreement, shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements that it may enter into after the Issue Date; provided, however, that any such similar agreement or any amendment, taken as a whole, is not materially less favorable to the Company and its Restricted Subsidiaries than the agreement as in effect on the Issue Date (as determined in good faith by the Company);

(11) transactions in the ordinary course of business with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of equity interest or otherwise) so long as the terms of any such transactions are not materially less favorable to the Company or the Restricted Subsidiary participating in such joint ventures than they are to other joint venture partners that are not otherwise Affiliates of the Company;

(12) transactions with respect to which the Company or the Board of Directors has received a written opinion from an Independent Advisor with respect to the fairness of such transaction or a written opinion from an Independent Advisor that such transaction is on terms are not materially less favorable to the Company or the Restricted Subsidiary than those that the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person who is not an Affiliate; and

(13) transactions between or among any member of the Fiat Group, on the one hand, and the Company and any of its Subsidiaries, on the other hand, which are approved by a majority of the Non-Fiat Directors.

SECTION 4.06. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Similar Business.

SECTION 4.07. Change of Control. (a) If a Change of Control Event occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the then outstanding Notes of such series as set forth in paragraph 6 of the Notes and Section 3.03 hereof, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record of such series of Notes on the relevant record date to receive interest due on the relevant interest payment date. In connection with any Change of Control Event (but not later than 30 days following any Change of Control Event), the Company shall send notice of such Change of

Control Offer by first-class mail, with a copy to the Trustee, the Paying Agent and the Registrar, to each Holder of Notes of such series to the address of such Holder appearing in the security register, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to Section 4.07 of this Indenture, and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Company;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided, however, that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date a facsimile or electronic mail transmission attaching a signed letter thereto or a letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(6) that the Holders whose Notes are being repurchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that the unpurchased portion of the Notes must be equal to a minimum of $200,000 and an integral multiple of $1,000 in principal amount;

(7) if such notice is mailed prior to the occurrence of a Change of Control Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Event; and

(8) other instructions, as determined by the Company, consistent with this Section 4.07, that a Holder must follow to tender its Notes.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Company pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(b) On the Change of Control Payment Date, the Company shall, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Registrar for cancellation (and delivery to the Paying Agent if the Registrar and Paying Agent are separate entities) the Notes so accepted together with an Officer’s Certificate to the Registrar stating that such Notes or portions thereof have been tendered to and purchased by the Company.

SECTION 4.08. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, issue, assume, suffer to exist or permit to become effective any Lien to secure Indebtedness of any kind upon any of their assets, now owned or hereafter acquired, other than Permitted Liens.

(b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, issue, assume, suffer to exist or permit to become effective any Lien of any kind upon any of their assets, now owned or hereafter acquired that secures Obligations under Indebtedness that is contractually senior in lien priority (without regard to control of remedies) to any security interest at any time granted to secure the Notes or the Guarantees and is also contractually junior in lien priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness. The foregoing paragraph shall not apply to any assets on which the Notes do not have a Lien or any assets on which the Notes are not required to have a Lien.

(c) For purposes of clause (8)(C) of the definition of “Permitted Liens,” the Consolidated Secured Debt Ratio shall be tested only as of the date of Incurrence of Secured Indebtedness pursuant thereto and, thereafter, shall be deemed not to have been violated with respect to such Incurrence as a result of subsequent changes in the Consolidated Secured Debt Ratio.

SECTION 4.09. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless the Company or such Restricted Subsidiary would be entitled to create a Lien on such property securing such Attributable Debt pursuant to Section 4.08(a). After the Fall-Away Date, the foregoing reference to Section 4.08(a) shall be to Section 4.16(c).

SECTION 4.10. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary that (i) Guarantees Indebtedness under any Credit Facility or (ii) holds assets in an amount equal to or greater than 5.0% of the Consolidated Net Tangible Assets of the Company to, promptly, execute and deliver to the Trustee and the Collateral Agent a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. The Company shall cause each Restricted Subsidiary that becomes a Guarantor to execute and deliver to the Collateral Agent the applicable Security Documents pursuant to which its assets (of the same type as the assets of the Company and the other Guarantors constituting Collateral) shall become part of the Collateral and shall secure the Notes and Guarantees in the manner specified in this Indenture and the Security Documents.

SECTION 4.11. Future Collateral. From and after the Issue Date, if the Issuers or any Guarantor creates any additional security interest upon any property or asset to secure any Indebtedness pursuant to clause (6), (7), (8), (11)(B) or (12)(B) of the definition of Permitted Liens or pursuant to clause (21) of the definition of Permitted Liens to the extent it relates to the refinancing of Indebtedness secured pursuant to clause (6), (7), (8), (11)(B) or (12)(B) of the definition of Permitted Liens (other than Liens on any DOE Assets or DOE Replacement Assets to secure the Senior Credit Facilities; provided, however, that such Liens to secure the Senior Credit Facilities are junior in priority to the Lien on such assets securing any Permitted DOE Facility or any Indebtedness secured pursuant to clause (12)(A) of the definition of Permitted Liens), it must use commercially reasonable efforts to concurrently execute and deliver such security instruments, financing statements and such certificates and opinions of counsel to vest in the Collateral Agent a perfected security interest (subject only to Permitted Liens) in such property or asset and to have such property or asset added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property or asset to the same extent and with the same force and effect. If granting a security interest in such property requires the consent of a third party, the Issuers or the applicable Guarantor shall use commercially reasonable efforts to obtain such consent with respect to the junior-priority security interest for the benefit of the Collateral Agent on behalf of the Holders. If such third party does not consent to the granting of the junior-priority security interest after the use of such commercially reasonable efforts, the applicable entity shall not be required to provide such security interest.

SECTION 4.12. Impairment of Security Interest. The Company shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission could reasonably be expected to, have the result of materially impairing the security interests with respect to the Collateral for the benefit of the Collateral Agent and the Holders of the Notes (including materially impairing the lien priority of the Notes with respect thereto) (it being understood that any release permitted by the terms of this Indenture, the Security Documents or the Intercreditor Agreement and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

SECTION 4.13. Limitation on Business Activities of the Co-Issuer. The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other

Indebtedness issued by the Company and may engage in any activities directly related thereto or necessary in connection therewith. The Co-Issuer shall be a Wholly Owned Subsidiary and a Restricted Subsidiary of the Company (or its permitted successors) at all times.

SECTION 4.14. Compliance Certificate. (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee and the Collateral Agent, within 120-days after the end of each fiscal year of the Issuers, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer (who shall be the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year. For purposes of this Section 4.14, compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

(b) Within five Business Days after the dates on which a senior officer of the Company becomes aware of any Default, the Issuers shall deliver to the Trustee and the Collateral Agent a statement specifying such Default and what action the Issuers propose to take with respect thereto.

SECTION 4.15. Further Assurances. The Issuers and the Guarantors shall, at their sole expense, do all acts that may be reasonably necessary to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected junior-priority Liens in the Collateral, subject only to Permitted Liens. As necessary, or upon request of the Collateral Agent, the Issuers and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions as may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Security Documents, to the extent permitted by applicable law. Notwithstanding anything to the contrary, however, the Collateral Agent shall have no obligation to so request and shall have no liability to the Holders of the Notes in connection with any such request or its failure to make any such request.

SECTION 4.16. Fall-Away of Covenants on Achievement of Investment Grade Status. (a) Following the first day (the “Fall-Away Date”) that (1) the Notes have had an Investment Grade Rating from both of the Rating Agencies for at least 60 consecutive days and the Company has delivered written notice of such Investment Grade Ratings to the Trustee and the Collateral Agent; and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.08, 4.11, 4.12 and 5.01(a)(4) and Article XI of this Indenture. In addition, from and after the Fall-Away Date, the Liens on the Collateral shall be automatically released with respect to the Notes and the Guarantees.

(b) For purposes of Section 4.04, on any Fall-Away Date, the Net Proceeds amount shall be reset to zero.

(c) From and after the Fall-Away Date, other than Excepted Liens, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, Incur, issue, assume, suffer to exist or permit to become effective any Lien to secure Indebtedness of any kind upon any Principal Property or upon any shares of Capital Stock or Indebtedness of any Subsidiary of the Company that owns any Principal Property (whether now owned or hereafter acquired) without effectively providing concurrently therewith that the Notes (together with, if the Company shall so determine, any other Indebtedness of or guarantee by the Company or such Subsidiary ranking equally with the Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) the Indebtedness secured by such Lien until such time as such Indebtedness is no longer secured by such Lien. From and after the Fall-Away Date, any references in this Indenture to Section 4.08 shall be deemed to be a reference to this Section 4.16(c).

(d) Solely for purposes of this Section 4.16, the following terms shall have the following meanings:

“Excepted Liens” means (a) Liens existing on property or other assets at the time the Company or a Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; (b)(1) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary, or Liens existing thereon to secure the payment of all or any part of the purchase price thereof, or (2) Liens existing on property or shares of stock or other assets of a Person to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within one year after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) Liens to secure Indebtedness for borrowed money owing to the Company or to any of its Subsidiaries; (d) Liens existing on the Fall-Away Date; (e) any Lien that would qualify as a “Permitted Lien”, except for Liens that would qualify as a “Permitted Lien” pursuant to clauses (6), (7), (8), (9), (10), (11) and (12) thereof; and (f) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a) through (e), without increase of the principal of the Indebtedness secured thereby; provided, however, that (i) such new Lien shall be limited to all or part of the same property that was subject to the original Lien (plus improvements on such property) and (ii) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a) through (e) above at the time the original Lien became an Excepted Lien under this Indenture, and (y) an amount necessary to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection with such refinancing, refunding, extension, renewal or replacement; provided further, however, that the Liens permitted by any of the foregoing clauses (a) through (d) may not extend to any other property owned by the Company or any of its Subsidiaries other than the property specified in such clauses and improvements thereto.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by the Company or any of its domestic Subsidiaries; (b) is located in the United States; (c) has not been determined in good faith by the Board of Directors not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a net book value on the date of determination in excess of 10.0% of Consolidated Net Tangible Assets.

ARTICLE V

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) Other than in connection with a Corporate Reorganization, the Company may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), nor may the Company sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, Canada or any province thereof, or any member state of the European Union (the Company or such Person, as the case may be, being herein called the “Successor Company”); provided, however, that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture, the Notes and the Security Documents pursuant to a supplemental indenture or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions the Fixed Charge Coverage Ratio on a consolidated basis for the Successor Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction, calculated immediately after giving pro forma effect to such transaction and any related financing transactions as if the transaction had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available, would have been (a) at least 2.00 to 1.00 or

(b) not less than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction without giving effect to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(1)(B) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee and security interest under the Security Documents shall apply to such Person’s obligations under this Indenture, the Guarantee, the Notes and the Security Documents; and

(6) the Company shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b) Subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor shall, and the Company shall not permit any Guarantor to, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Company or such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, Canada or any province thereof or any member state of the European Union (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor’s related Guarantee and such Guarantor’s obligations related to the Security Documents, pursuant to supplemental indentures or other documents or instruments;

(C) immediately after such transaction, no Default exists; and

(D) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(2) the transaction complies with Section 4.04(a) (1) and (2) to the extent applicable.

Notwithstanding the foregoing, any Guarantor may:

(1) Merge or consolidated with or into or wind up into or transfer all or part of its properties and assets to another Guarantor or the Company;

(2) Merge with or into an Affiliate of the Company solely for purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof;

(3) Convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor (which may be effected by merger so long as the survivor thereof is a Guarantor).

(c) The Co-Issuer may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Co-Issuer’s properties or assets, in one or more related transactions, to any Person unless:

(1) (A) concurrently therewith, a corporate Wholly Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the obligations of the Co-Issuer under the Notes, pursuant to supplemental indentures or other documents or instruments, and the Registration Rights Agreement if the exchange offer contemplated therein has not been consummated or if the Issuers continue to have an obligation to file or maintain the effectiveness of a shelf registration statement as provided under such agreement; or (B) after giving effect thereto, at least one obligor on the notes shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

(2) immediately after such transaction, no Default exists; and

(3) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. (a) An “Event of Default” with respect to any series of Notes occurs if:

(1) there is default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes of that series;

(2) there is a default for 30 days or more in the payment when due of interest on or with respect to that series of Notes;

(3) the failure by the Issuers to comply with their obligations under Section 5.01(a) with respect to that series of Notes;

(4) the failure by the Company to comply for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of Notes of such series with its obligation to make a Change of Control Offer in accordance with Section 4.07 with respect to that series of Notes;

(5) the failure by the Company to comply for 120 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of Notes of such series with its obligations under Section 4.02 with respect to that series of Notes;

(6) the failure by the Issuers or any Guarantor to comply for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of Notes of such series with any of its other obligations, covenants or agreements contained in this Indenture, the Security Documents or the Notes applicable to that series of Notes;

(7) Indebtedness of the Company, the Co-Issuer, any Guarantor or any Significant Party is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $500.0 million; provided, however, that it shall be deemed not to be an Event of Default if such Indebtedness is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 Business Days after such failure to pay or such acceleration;

(8) the failure by the Company, the Co-Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $500.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(9) the Company, the Co-Issuer or any other Significant Party, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing its inability to pay its debts generally as they become due or the takes corporate action in furtherance of any such action;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, the Co-Issuer or any Significant Party in a proceeding in which the Company, the Co-Issuer or any such Significant Party is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Co-Issuer or any Significant Party, or for all or substantially all of the property of the Company, the Co-Issuer or any Significant Party; or

(C) orders the liquidation of the Company, the Co-Issuer or any Significant Party;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(11) the Guarantee of any Significant Party with respect to that series of Notes shall for any reason cease to be in full force and effect or be declared null and void or any Officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee with respect to that series of Notes or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee with respect to that series of Notes in accordance with this Indenture; or

(12) the security interest in the Collateral created under any Security Document with respect to that series of Notes shall, at any time, cease to be in full force and effect and constitute a valid and perfected Lien with the priority required by this Indenture for any reason other than (A) the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or in accordance with the terms of the Intercreditor Agreement or (B) in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents or any security interest created under any Security Document shall be invalid or unenforceable, in each case, on any material portion of the Collateral purported to be covered thereby, or the Company or any Guarantor required to grant a security interest in Collateral shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and in each case such failure or such assertion shall have continued uncured or unrescinded for a period of 20 days.

(b) In the event of any Event of Default specified in clause (7) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

SECTION 6.02. Acceleration. If any Event of Default (other than of a type specified in clauses (9) and (10) of Section 6.01(a) with respect to the Company or the Co-Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the particular series of Notes then outstanding may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of that series to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (9) and (10) of Section 6.01(a) with respect to the Company or the Co-Issuer, all outstanding Notes shall become due and payable without further action or notice. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes with respect to that series of Notes.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series under this Indenture by notice to the Trustee may, on behalf of the Holders of all of the Notes of that series, waive any existing Default with respect to that series of Notes and its consequences under this Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes of that series and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).

SECTION 6.05. Control by Majority. Holders of a majority in aggregate principal amount of a series of outstanding Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series of Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability unless, in the case of such liability, the Holders provide indemnity satisfactory to the Trustee in connection therewith.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a series of Notes may pursue any remedy with respect to this Indenture or such series of Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default with respect to such series is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes of that series have made written request to the Trustee to pursue the remedy;

(3) Holders of the Notes of that series have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) (1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

SECTION 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.11. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Agents and their respective agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and any Agent and the costs and expenses of collection;

SECOND: to Holders of the Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuers or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder of the Notes and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes of a series then outstanding.

SECTION 6.13. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee and Agents

SECTION 7.01. Duties of Trustee and Agents. (a) If an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) (1) The Trustee (except during the continuance of an Event of Default) and each Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or any Agent; and (2) in the absence of bad faith on its part, the Trustee (except during the continuance of an Event of Default) and each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture. However, the Trustee and each Agent shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee and each Agent may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this subsection (c) does not limit the effect of subsection (b) of this Section;

(2) neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction by final and nonappealable judgment that the Trustee or such Agent, as applicable, was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as the Trustee or such Agent in its sole discretion may otherwise agree in writing with the Company.

(e) Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee and Agents. (a) The Trustee and each Agent may rely on any resolution, certificate of auditors, or any other certificate, statement, instrument, report, notice, request, consent, direction, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent need investigate any fact or matter stated therein.

(b) Before the Trustee or any Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee and each Agent may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any such agent, attorney or custodian appointed with due care.

(d) The Trustee and each Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s or Agent’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee and each Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Neither the Trustee nor any Agent shall be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a

Responsible Officer of the Trustee or such Agent shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee or such Agent may conclusively assume that there is no Default or Event of Default.

(g) Neither the Trustee nor any Agent under this Indenture shall have any duty (1) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (2) to see to any insurance or (3) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind.

(h) Subject to Section 7.01 of this Indenture, neither the Trustee nor any Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or Agent, as applicable, security or indemnity satisfactory to the Trustee or Agent, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby.

(i) The right of the Trustee or any Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Trustee nor any Agent shall be answerable for other than its negligence or willful misconduct in the performance of such act.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(k) To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened by the Trustee or any Agent, the Trustee or such Agent, as applicable, will ask for information that will allow the Trustee or such Agent, as applicable, to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Trustee or any Agent.

(l) Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from any Agent that such Agent deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the such Agent to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank’s Secure Email website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.

SECTION 7.03. Individual Rights of Trustee and Agents. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s and Agents’ Disclaimer. Neither the Trustee nor any Agent shall be responsible for and none of them makes any representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s or its Authenticating Agent’s, as applicable, certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs with respect to Notes of either series, is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Note of such series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note of such series (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long it determines in good faith that withholding the notice is not opposed to the interests of the Holders of the Notes of such series.

SECTION 7.06. Compensation and Indemnity. The Issuers shall pay to the Trustee and any Agent from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services hereunder. The Trustee’s compensation hereunder shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and each Agent upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or such Agent’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee and each Agent against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee and each Agent shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or Agent to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Company will defend the claim and the Trustee or Agent, as applicable, will cooperate in the defense. The Trustee or Agent may employ separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed. The Issuers need not reimburse any compensation, expense, disbursement or advance or indemnify against any loss, liability or expense incurred by the Trustee or Agent through the Trustee’s or Agent’s own willful misconduct, negligence or bad faith.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(9) or (10) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.07. Replacement of Trustee and Agents.

(a) No resignation or removal of the Trustee or any Agent and no appointment of a successor Trustee or Agent, as applicable, pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee or Agent, as applicable, in accordance with the applicable requirements of Section 7.08;

(b) The Trustee and each Agent may resign at any time with respect to either series of the Notes by giving written notice thereof to the Issuers. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee or agent, as applicable, by written instrument executed by authority of the Board of Directors of each Issuer, a copy of which shall be delivered to the resigning Trustee or Agent, as applicable, and a copy to the successor trustee or agent, as applicable. If the instrument of acceptance by a successor Trustee or Agent, as applicable, required by Section 7.08 shall not have been delivered to the Trustee or Agent, as applicable, within 60 days after the giving of such notice of resignation, the resigning Trustee or Agent, as applicable, may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee or Agent, as applicable, with respect to the Notes of such series;

(c) The Trustee and any Agent may be removed at any time with respect to either series of Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee or such Agent, as applicable, and to the Issuers. If the instrument of acceptance by a successor Trustee or Agent, as applicable, required by Section 7.08 shall not have been delivered to the Trustee or such Agent, as applicable, within 60 days after the giving of such notice of resignation, the resigning Trustee or Agent, as applicable, may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee or Agent, as applicable;

(d) The Issuers may remove any Agent at any time without the consent of the Holders or any Agent.

(e) If at any time:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting,

then, in any such case, (i) the Issuers, by resolution of the Board of Directors of each of the Issuers, may remove the Trustee with respect to either or both series of Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to either or both series Notes and the appointment of a successor Trustee;

(f) If the Trustee or any Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee or any Agent for any cause, with respect to the Notes of either or both series, the Issuers shall promptly appoint a successor Trustee or Agent, as applicable, with respect to the Notes of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee or Agent, as applicable, with respect to the Notes of either series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Issuers and the retiring Trustee or Agent, as applicable, the successor Trustee or Agent, as applicable, so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Agent, as applicable, with respect to the Notes of such series and supersede the successor Trustee or Agent, as applicable, appointed by the Issuers. If no successor Trustee or Agent, as applicable, shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent, as applicable, with respect to the Notes of such series;

The Issuers shall give or shall cause to be given notice of each resignation and each removal of the Trustee or any Agent with respect to the Notes of either series and each appointment of a successor Trustee or Agent with respect to the Notes of either series to the Holders in the manner provided for in Section 12.02. Each notice shall include the name of the successor Trustee or Agent, as applicable, with respect to the Notes of such series and, in the case of the Trustee, the address of its corporate trust office.

SECTION 7.08. Acceptance of Appointment by Successor. A successor Trustee or Agent with respect to a series of the Notes shall deliver a written acceptance of its appointment to the retiring Trustee or Agent, as applicable, and to the Issuers. Thereupon the resignation or removal of the retiring Trustee or Agent shall become effective, and the successor Trustee or Agent, as applicable, shall have all the rights, powers and duties of the Trustee or such Agent, as applicable, under this Indenture. The successor Trustee or Agent with respect to a series of Notes shall mail a notice of its succession to Holders of the Notes of such series. The retiring Trustee or Agent shall promptly transfer all property held by it as Trustee or Agent, as applicable, to the successor Trustee or Agent, as applicable, subject to the lien provided for in Section 7.06.

SECTION 7.09. Successor Trustee or Agent by Merger. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (in the case of the Trustee) or agency and trust business (in the case of any Agent) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Agent, as applicable.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect with respect to a particular series of Notes issued thereunder and the Security Documents and pledges thereunder shall be released with respect to that series of Notes, when either:

(1) all Notes of that series theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes of that series for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee or its Authenticating Agent, as applicable, for cancellation; or

(2) (A) all Notes of that series not theretofore delivered to the Trustee or its Authenticating Agent, as applicable, for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee, the Registrar, the Collateral Agent and the Paying Agent for the giving of notice of redemption by the Trustee, the Registrar, the

Collateral Agent or the Paying Agent in the name, and at the expense, of the Issuers, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders of the Notes of that series cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee or its Authenticating Agent, as applicable, for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(B) with respect to that series of Notes, no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to this Indenture or that series of Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any Senior Credit Facilities or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C) the Issuers have paid or caused to be paid all sums payable by them under this Indenture with respect to such series of Notes; and

(D) the Issuers have delivered irrevocable instructions to the Paying Agent to apply the deposited money toward the payment of the Notes of that series at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Collateral Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Paying Agent pursuant to subclause (A) of clause (2) of this Section 8.01, the provisions of Section 8.06 and Section 8.07 hereof shall survive such satisfaction and discharge.

SECTION 8.02. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option and at any time, elect to have either Section 8.03 or 8.04 hereof applied to any series of Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.02 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their obligations with respect to that series of Notes and the related Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of that series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, to have satisfied all their other obligations under the Notes of that series and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments prepared by the Issuers acknowledging the same) and to have cured all then existing Events of Default with respect to that series of Notes, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes of that series to receive payments in respect of the principal of, premium, if any, and interest on the Notes of that series when such payments are due solely out of the trust created pursuant to this Indenture for those Notes;

(b) the Issuers’ obligations with respect to any series of Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, Registrar, Paying Agent and Collateral Agent and the Issuers’ obligations in connection therewith; and

(d) this Section 8.03.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.03 notwithstanding the prior exercise of their option under Section 8.04 hereof.

SECTION 8.04. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.02 hereof of the option applicable to this Section 8.04 with respect to any series of Notes, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their obligations under the covenants with respect to that series of Notes (each, a “Defeased Covenant”, and collectively, the “Defeased Covenants”) contained in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 hereof and clauses (4) and (5) of Section 5.01(a), Sections 5.01(b) and 5.01(c) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 hereof are satisfied (“Covenant Defeasance”), and the Notes of that series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) of Notes of that series in connection with such Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of that series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Defeased Covenant or by reason of any reference in any such Defeased Covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof with respect to any series of Notes, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Section 6.01(a)(5) and (6) (with respect to the foregoing section of Article IV only), 6.01(a)(7), 6.01(a)(8), 6.01(a)(9) and (10) (with respect to Significant Subsidiaries of the Issuers only) hereof shall not constitute Events of Default.

SECTION 8.05. Conditions to Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Notes:

(1) the Issuers must irrevocably deposit with the Collateral Agent, in trust, for the benefit of the Holders of that series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on that series of Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee and the Collateral Agent an Opinion of Counsel reasonably acceptable to the Trustee and the Collateral Agent confirming that, subject to customary assumptions and exclusions,

(A) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes of that series, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of that series of Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee and the Collateral Agent an Opinion of Counsel in form reasonably acceptable to the Trustee and the Collateral Agent confirming that, subject to customary assumptions and exclusions, the Holders of that series of Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default with respect to that series of Notes (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument governing Indebtedness (other than this Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.06. Application of Trust Money.

Subject to Section 2.04 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of any series of Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such series of Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers, a Restricted Subsidiary or a Subsidiary of a Restricted Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of Notes of that series of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.07. Repayment to Issuers. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1) hereof), are in excess of the amount thereof that would then be required to be deposited for the purpose for which such money or Government Securities were deposited.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of the Notes entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.08. Indemnity for Government Obligations. The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the series of Notes with respect to which cash or Government Securities were deposited pursuant to Section 8.05.

SECTION 8.09. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture, each Guarantee, the applicable series of Notes and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. Notwithstanding Section 9.02, the Issuers, the Trustee and the Collateral Agent may amend or supplement this Indenture and the Notes, the Issuers, the Collateral Agent and the Guarantors may amend or supplement any Guarantee issued under this Indenture, and the Issuers, the Guarantors and the Collateral Agent may amend the Security Documents, in each case, without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency that does not materially adversely affect the rights of the Holders;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Section 5.01;

(4) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under this Indenture or to add to, or remove a limitation on, the Collateral;

(10) to conform the text of this Indenture or the Guarantees or the Notes issued hereunder to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, Guarantee or Notes, as provided in an Officer’s Certificate;

(11) to release Collateral from the Liens pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreement; or

(12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

After an amendment under this Section becomes effective, the Company shall mail or cause to be mailed to Holders of the series of Notes to which such amendment relates a notice briefly describing such amendment. The failure to give such notice to all Holders of the Notes of such series, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

At the direction of the Company and without the consent of the Holders, the Collateral Agent (or its agent or designee) shall from time to time enter into one or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein that does not materially adversely affect the interests of the Holders, (ii) provide for Permitted Liens, (iii) add to the Collateral, (iii) release any Liens on the Collateral with respect to the Notes and the Guarantees in accordance with this Indenture, the Intercreditor Agreement and the Security Documents or (iv) make any other change thereto that does not materially adversely affect the rights of the Holders, the Collateral Agent or any other security agent acting for such Holders.

SECTION 9.02. With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Collateral Agent and the Trustee may amend or supplement this Indenture, any Guarantee, the Notes and the Security Documents with the consent of the Holders of at least a majority in principal amount of each series of Notes affected and then outstanding, other than Notes beneficially owned by the Issuers or any of their Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of each series of Notes then outstanding, other than Notes beneficially owned by the Issuers or any of their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating Sections 4.04 and 4.07);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) (A) make any change to the ranking of the Notes or (B) make any change to any provisions in the Security Documents or the Intercreditor Agreement or this Indenture dealing with the application of proceeds of Collateral, in each case that would materially adversely affect the rights of the Holders of the Notes;

(10) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Party in any manner materially adverse to the Holders of the Notes; or

(11) after the Issuers’ obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Event or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under this Section becomes effective, the Company shall mail or cause to be mailed to Holders of the Notes of such series to which such amendment relates a notice briefly describing such amendment. The failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Notwithstanding anything in this Indenture to the contrary no amendment or supplement to this Indenture or the Notes that modifies or waives the specific rights or obligations of any Agent may be made without the consent of such Agent (it being understood that the Trustee’s execution of any such amendment or supplement shall constitute such consent if the Trustee is then also acting as such Agent).

SECTION 9.03. Compliance with TIA. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent

Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder of the Notes. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of the Notes of any series entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Notes of the applicable series at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or its Authenticating Agent, as applicable. The Trustee or its Authenticating Agent, as applicable, may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Notes shall issue and the Trustee or its Authenticating Agent, as applicable, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Additional Conditions to Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee or the Collateral Agent to execute any amendment or supplement solely adding a new Guarantor under this Indenture.

ARTICLE X

Guarantees

SECTION 10.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder, to the Trustee and each Agent as well as each of their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation. Failing payment by the Issuers when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteed Obligations of a Guarantor shall be secured by security interests in the Collateral owned by such Guarantor to the extent provided in the Security Documents.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder, any Agent or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Guarantor) under this Indenture, the Notes or any Security Document; (2) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any Security Document; (3) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (4) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (5) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.03, 8.04, 11.02 and 11.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, any Agent or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any Security Document, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, subject to any applicable grace period, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Collateral Agent on behalf of the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Paying Agent on behalf of the Trustee an amount equal to the unpaid amount of such Guaranteed Obligations.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all reasonable and customary costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, any Agent or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or any Agent, the rights and privileges conferred upon that party in this Indenture and in the Notes automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of any of the Trustee, any Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Guarantor. A Guarantor shall be released automatically from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1) upon the sale or other disposition (including by way of consolidation or merger) of a Guarantor (including the sale or disposition of Equity Interests of a Guarantor) following which such Guarantor is no longer a Subsidiary,

(2) upon the sale or disposition of all or substantially all the assets of such Guarantor,

(3) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(4) upon defeasance of the Notes pursuant to Article 8, or

(5) upon the full satisfaction of the Issuers’ obligations under this Indenture pursuant to Section 8.01 or otherwise in accordance with the terms of this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.04.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release as prepared by the Company.

SECTION 10.07. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

SECTION 10.08. Benefits Acknowledged. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

Security Documents

SECTION 11.01. Collateral and Security Documents. (a) On and after the Issue Date, all the Obligations shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations.

(1) Notwithstanding the foregoing, the Capital Stock and securities of any Restricted Subsidiary shall constitute Collateral with respect to the Senior Secured Notes only to the extent that the securing of the Notes with such Capital Stock and securities would not require such Guarantor to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X under the Securities Act. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary due to the fact that such Restricted Subsidiary’s Capital Stock and securities secure the Notes or any Guarantee, then the Capital Stock and securities of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary for such Restricted Subsidiary to not be subject to such requirement to provide separate financial statements) and such excluded portion of the Capital Stock and securities is referred to as the “Excluded Stock Collateral”. In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Holder, to the extent necessary to release the security interests on the Excluded Stock Collateral.

(2) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Restricted Subsidiary’s Excluded Stock Collateral to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Guarantor, then the Capital Stock and securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent possible without such Restricted Subsidiary becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

(b) The Trustee, the Collateral Agent and the Issuers hereby acknowledge and agree that the Collateral Agent holds the Liens created under the Security Documents as agent for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents.

(c) Each Holder, by accepting Notes, and each other Secured Party, consents and agrees to the terms of the Intercreditor Agreement, substantially in the form of Appendix E hereto, and the other Security Documents (including the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents (including the Intercreditor Agreement substantially in the form of Appendix E hereto) and to bind the Holders, perform its obligations and exercise its rights thereunder in accordance therewith. The Holders and each other Secured Party further authorize and direct the Collateral Agent to, at the direction of the Company, enter into supplemental agreements pursuant to Section 10.3(b) of the Intercreditor Agreement and amendments and new intercreditor agreements pursuant to Section 10.3(c) of the Intercreditor Agreement. The Issuers shall deliver to the Trustee (if it is not itself then the Collateral Agent), promptly upon request, copies of all documents constituting the Security Documents or delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be reasonably required to assure and confirm to the Trustee and the Collateral Agent the security interest in and a lien on the collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Anything herein to the contrary notwithstanding, in no case shall the Trustee or the Collateral Agent have any obligation to request any such actions or things and neither the Trustee nor the Collateral Agent shall have any liability for requesting or failing to request any such action or thing. Without limiting the foregoing, the Issuers shall take, and shall cause Guarantors (or other Restricted Subsidiaries as contemplated by Section 4.11) to take, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of their respective title, rights and interest in, to and under assets that are of the type and kind constituting Collateral (including any assets or property required to become Collateral pursuant to Section 4.11) (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Secured Parties.

SECTION 11.02. Releases of Collateral.

(a) Subject to subsection (b) of this Section 11.02, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The Issuers and the Guarantors shall be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the same shall automatically be released from such Liens, and the Collateral Agent and the Trustee shall deliver such evidence of release as prepared by the Issuers or a Guarantor and at the Issuers’ or Guarantor’s sole cost and expense, under one or more of the following circumstances:

(1) if all other Liens on such property or assets securing First-Priority Lien Obligations and other Pari Passu Lien Obligations including all commitments and letters of credit thereunder are released; provided, however, that if, prior to the occurrence of the Fall-Away Date, the Issuers or any Restricted Subsidiary subsequently incurs Indebtedness secured by any Permitted Lien (other than (x) Liens Incurred under clause (9) of the definition of “Permitted Liens”; and (y) Purchase Money Liens) then the Company and its Restricted Subsidiaries shall be required to as soon as practicable after the Incurrence of such Permitted Lien execute and deliver such security instruments and financing statements to vest in the Collateral Agent a perfected security interest (subject only to Permitted Liens) in the assets or property subject to such Permitted Lien, which in the case of any such subsequent First-Priority Lien Obligations that are secured by a senior priority Lien, the Liens on such property or assets securing the Notes shall be junior in priority to the Liens on such property or assets securing such First-Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First-Priority Lien Obligations with the Lien held either by the First-Priority Collateral Agent or by the Collateral Agent or other representative designated by the Company to hold the Liens for the benefit of the Holders of the Notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(2) upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on, the Notes;

(3) upon satisfaction and discharge of this Indenture pursuant to Section 8.01;

(4) upon a Legal Defeasance or Covenant Defeasance of a series of the Notes pursuant to Sections 8.03 and 8.04 with respect to the Notes of such series;

(5) upon the occurrence of the Fall-Away Date;

(6) as to any property or asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Guarantors in a transaction permitted by the documents governing the First-Priority Lien Obligations (whether or not an “event of default” under the documents governing the First-Priority Lien Obligations or the documents governing the Pari Passu Lien Obligations has occurred and is continuing) if all other Liens on that asset securing the First-Priority Lien Obligations (including all commitments thereunder) are released, (B) that is sold or otherwise disposed of or deemed disposed of in a transaction permitted by Section 4.04, (C) that is owned by a Guarantor to the extent such Guarantor has been released from its Guarantee in accordance with this Indenture or (D) otherwise in accordance with, and as expressly provided for under, this Indenture; or

(7) pursuant to an amendment or waiver in accordance with Article 9 of this Indenture.

The Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by the Company of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement. Any execution, delivery or acknowledgement pursuant to this Section 11.02 shall be without recourse to or warranty by the Collateral Agent.

(b) At any time when a Default has occurred and is continuing and the maturity of the Notes of any series has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Collateral Agent) has delivered a notice of acceleration to the

Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the Holders of notes of that series, except as otherwise provided in the Intercreditor Agreements.

SECTION 11.03. Permitted Releases Not to Impair Liens. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents or the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents (including the Intercreditor Agreement) and of this Article 11 shall not be deemed for any purpose to be in contravention of the terms of this Indenture. Any Person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

SECTION 11.04. Suits to Protect the Collateral. Subject to the provisions of Article 7 hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Secured Obligations.

Subject to the provisions of the Security Documents (including the Intercreditor Agreement), the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Collateral Agent, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee). Anything herein to the contrary notwithstanding, in no case shall the Collateral Agent have any obligation to institute and maintain such suits.

SECTION 11.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Intercreditor Agreement, proceeds in respect of Collateral received by the Collateral Agent shall be passed on to the Paying Agent. The Paying Agent is authorized to receive any funds from the Collateral Agent for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.06. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08. Release Upon Termination of Issuers’ Obligations.

In the event that the Issuers deliver to the Trustee, in form and substance acceptable to it, an Officers’ Certificate certifying that all the obligations under this Indenture, the Notes and the Security Documents have been duly defeased or satisfied and discharged by complying with the provisions of Article 8 and Section 7.06 or by the payment in full of the Issuers’ obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, the Trustee shall deliver to the Issuers and the Collateral Agent a notice prepared by and at the expense of the Company stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien requested by the Issuers and as prepared by and at the expense of the Company as soon as is reasonably practicable.

SECTION 11.09. Collateral Agent.

(a) Citibank, N.A. shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise expressly provided herein or in the Security Documents or any Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral

Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(b) Notwithstanding any other provision of this Indenture or the Intercreditor Agreement, neither the Trustee nor the Collateral Agent shall have any responsibility for the validity, perfection, priority or enforceability of any Lien, Collateral or Security Document or other security interest and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability, all such responsibilities and obligations being responsibilities and obligations of the Issuers and the Restricted Subsidiaries as set forth in Section 11.01 or elsewhere in this Indenture.

SECTION 11.10. Filing, Recording and Opinions.

The Issuers shall comply with the provisions of TIA Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the TIA. Following such qualification, to the extent the Issuers are required to furnish to the Trustee an Opinion of Counsel pursuant to TIA Section 314(b)(2), the Issuers shall furnish such opinion not more than 60 but not less than 30 days prior to each June 30. Notwithstanding anything to the contrary herein, the Issuers and their Subsidiaries shall not be required to comply with all or any portion of TIA Section 314(d) if they determine, in good faith, that under the terms of that section or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders whether issued to the Issuers or any other Person, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

ARTICLE XII

Miscellaneous

SECTION 12.01. TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person, via electronic mail attaching a signed copy of such notice or communication, facsimile or mailed by first-class mail addressed as follows:

If to the Issuers or any Guarantor:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, Michigan 48326

Facsimile: 248-512-1772

Attention: General Counsel

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Facsimile: 212-558-3588

Attention: Scott D. Miller

If to the Trustee:

Wilmington Trust FSB

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

In the case of the 2019 Notes

Attention: Corporate Trust Administration - Chrysler Group LLC

Secured Senior Notes due 2019

Facsimile: (302) 636-4145

In the case of the 2021 Notes

Attention: Corporate Trust Administration - Chrysler Group LLC

Secured Senior Notes due 2021

Facsimile: (302) 636-4145

If to the Collateral Agent or the initial Paying Agent and Registrar:

Solely for purposes of transfers, surrenders or exchanges of notes

Citibank, N.A.

111 Wall Street, 15th Floor

New York, NY 10005

In the case of the 2019 Notes

Attention: Corporate Trust Services - Chrysler Group LLC

Secured Senior Notes due 2019

Email: cirino.emanuele@citi.com

In the case of the 2021 Notes

Attention: Corporate Trust Services - Chrysler Group LLC

Secured Senior Notes due 2021

Email: cirino.emanuele@citi.com

For all other purposes:

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, NY 10013

In the case of the 2019 Notes

Attention: Global Transactions Services - Chrysler Group LLC

Secured Senior Notes due 2019

Email: cirino.emanuele@citi.com

In the case of the 2021 Notes

Attention: Global Transactions Services - Chrysler Group LLC

Secured Senior Notes due 2021

Email: cirino.emanuele@citi.com

The Issuers, any Guarantor, the Trustee, the Collateral Agent, the Registrar and the Paying Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of the Notes shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder of the Notes or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notices given by publication shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing, and notices given by electronic mail shall be deemed given on the day sent.

SECTION 12.03. Communication by Holders with Other Holders. Holders of Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuers, any Guarantor, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee or any Agent to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee or such Agent, as applicable, upon its request, unless otherwise specified herein:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or Agent, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Agent, as applicable, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes of any series have concurred in any direction, waiver or consent, Notes of that series owned by the Company or the Co-Issuer or any of their Subsidiaries shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee or any Agent shall be protected in relying on any such direction, waiver or consent, only Notes of that series which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes of that series outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders of the Notes of any series. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.09. Governing Law. This Indenture, the Notes, the Security Documents and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York (or, to the extent required, the law of the jurisdiction in which the Collateral is located), without regard to conflicts of laws principles thereof.

SECTION 12.10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect equity holders shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11. Successors. All agreements of the Issuers and each Guarantor in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee, Collateral Agent, Paying Agent and Registrar in this Indenture shall bind its successors and assigns.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy with signatures delivered physically or electronically is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Use of Name. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mention “Citibank”, “Citigroup” or “Citi” by name or the rights, powers, or duties of the Paying Agent, Registrar or Collateral Agent under this Indenture unless otherwise expressly agreed by Citibank, N.A.

SECTION 12.15. No Joint Venture. Nothing contained in this Indenture (i) shall constitute the parties hereto as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other unless otherwise explicitly set forth herein.

SECTION 12.16. Force Majeure. Anything herein contained to the contrary notwithstanding, no party hereto shall be liable to any other in damages or otherwise because of any failure to perform hereunder caused by any fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, riot, civil disturbance, act of a public enemy, embargo, war, act of God, by any municipal, state or federal ordinance or law, by any legally constituted authority, whether municipal, state or federal or by the issuance of any executive or judicial order. In no event shall mere inclement weather be deemed to be or considered as an event of force majeure for any purpose of this Indenture.

SECTION 12.17. Entire Agreement. This Indenture contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.

SECTION 12.18. Severability. Any term or provision of this Indenture that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

SECTION 12.19. Binding Effect. This Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Indenture shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 12.20. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CHRYSLER GROUP LLC

By:	/s/ Walter P. Bodden, Jr.
Name: Walter P. Bodden, Jr.
Title: Treasurer

CG CO-ISSUER INC.

By:	/s/ Richard K. Palmer
Name: Richard K. Palmer
Title: President

CHRYSLER GROUP INTERNATIONAL LLC, as Guarantor

By:	/s/ Rajesh N. Choudhary
Name: Rajesh N. Choudhary
Title: Assistant Secretary

CHRYSLER GROUP INTERNATIONAL SERVICES LLC, as Guarantor

By:	/s/ Rajesh N. Choudhary
Name: Rajesh N. Choudhary
Title: Assistant Secretary

CHRYSLER GROUP REALTY COMPANY LLC, as Guarantor

By:	/s/ Rajesh N. Choudhary
Name: Rajesh N. Choudhary
Title: Assistant Secretary

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CHRYSLER GROUP SERVICE CONTRACTS LLC, as Guarantor

By:	/s/ Rajesh N. Choudhary
Name: Rajesh N. Choudhary
Title: Secretary

CHRYSLER GROUP TRANSPORT LLC, as Guarantor

By:	/s/ Rajesh N. Choudhary
Name: Rajesh N. Choudhary
Title: Assistant Secretary

GLOBAL ENGINE MANUFACTURING ALLIANCE LLC, as Guarantor

By:	/s/ Rajesh N. Choudhary
Name: Rajesh N. Choudhary
Title: Assistant Secretary

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WILMINGTON TRUST FSB, not in its individual capacity but solely as Trustee.

By:	/s/ Michael G. Oller Jr.
Name: Michael G. Oller Jr.
Title: Assistant Vice President

CITIBANK, N.A., not in its individual capacity but solely as Collateral Agent, Paying Agent, Registrar and Authenticating Agent.

By:	/s/ Cirino Emanuele
Name: Cirino Emanuele
Title: Vice President

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APPENDIX A

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL NOTES,

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Banca IMI S.p.A., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBS Securities Inc. and UBS Securities LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Registrar.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated as of May 24, 2011, among the Issuers, the Guarantors and the representatives of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers, the Guarantors and the Persons, or representatives of the Persons, purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes of the same series registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of May 24, 2011, among the Issuers, the Guarantors and the representatives of the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Guarantors and the Persons, or representatives of the Persons, purchasing such Additional Notes under the related Purchase Agreement.

“Restricted Definitive Note” means a Definitive Note bearing the legend set forth in Section 2.3(d).

“Restricted Global Note” means a Global Note bearing the legend set forth in Section 2.3(d).

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning given such term in the Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the legend set forth in Section 2.3(d).

“Unrestricted Global Note” means a permanent Global Note that does not bear and is not required to bear the legend set forth in Section 2.3(d).

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1.2 Other Definitions

Term	Defined in Section:

“Agent Members”	2.1	(b)

“Global Notes”	2.1	(a)

“Permanent Regulation S Global Note”	2.1	(a)

“Regulation S”	2.1	(a)

“Regulation S Global Note”	2.1	(a)

“Rule 144A”	2.1	(a)

“Rule 144A Global Note”	2.1	(a)

2. The Notes.

2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Notes”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee or its Authenticating Agent, as applicable, as provided in this Indenture.

Prior to the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Registrar a written certificate (in the form of Appendix C attached to the Indenture).

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Registrar a written certificate (in the form of Appendix C attached to the Indenture).

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The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuers shall execute and the Trustee or its Authenticating Agent, as applicable, shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Registrar to such Depository or pursuant to such Depository’s instructions or held by the Registrar as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Registrar as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee, the Collateral Agent, the Paying Agent, the Registrar and any agent of the Company, the Collateral Agent, the Paying Agent, the Registrar or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee, the Collateral Agent, the Paying Agent, the Registrar or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee or its Authenticating Agent, as applicable, shall authenticate and deliver: (1) on the Issue Date, the Initial 2019 Notes and the Initial 2021 Notes, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Issuers signed by two Officers of each Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.08 of the Indenture.

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2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Notes; or

(y)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of the same series of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or in the manner described in clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certificate from such Holder in the form of Appendix B to the Indenture, including the applicable certifications set forth therein; or

(B) if such Definitive Notes are being transferred to the Issuers, a certificate from such Holder in the form of Appendix C to the Indenture, including the applicable certifications set forth therein; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Rule 144 under the Securities Act or in reliance on Regulation S under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certificate from such Holder in the form of Appendix C to the Indenture, including the applicable certifications set forth therein and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

(i) a certificate in the form of Appendix B or Appendix C to the Indenture, as applicable, including the applicable certifications set forth therein; and

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(ii) written instructions directing the Registrar to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Registrar shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Note or Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee or its Authenticating Agent, as applicable, shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of the Issuers, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, upon notice thereof from the Depository in accordance with the Depository’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the

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Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including delivery to the Registrar of a certificate in the form of Appendix B to the Indenture, including the applicable certifications set forth therein, which certifications are intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE

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SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S, THE REGISTRAR’S, THE PAYING AGENT’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof delivers a certificate in the form of Appendix B or Appendix C, as applicable, to the Indenture to the Registrar.

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(iii) After a transfer of any Initial Notes pursuant to an effective Shelf Registration Statement with respect to such Initial Notes all requirements pertaining to legends on such Initial Notes will cease to apply, the requirements requiring any such Initial Note or such Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without the legend set forth above, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the legend set forth above will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee or its Authenticating Agent, as applicable. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes pursuant to Section 2.4, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f) No Obligation of the Trustee.

(i) Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be

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exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Agents and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Registrar as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default with respect to the Notes under the Indenture has occurred and is continuing and the Depositary shall have requested the issuance of Definitive Securities or (iii) the Issuers, in their sole discretion, notify the Trustee and the Authenticating Agent in writing that they elect to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Registrar located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee or its Authenticating Agent, as applicable, shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $200,000 principal amount and any integral multiples of $1,000 in excess of $200,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer

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Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee or its Authenticating Agent, as applicable, a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1

to

APPENDIX A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE

HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S, THE REGISTRAR’S, THE PAYING AGENT’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

144A CUSIP No. 17121E AA5

144A ISIN No. US17121EAA55

REG S CUSIP No. U1712Q AA4

REG S ISIN No. USU1712QAA41

[[RULE 144A][REGULATION S] GLOBAL NOTE

8% Secured Senior Notes due 2019

No.	[$ ]

CHRYSLER GROUP LLC

CG CO-ISSUER INC.

as the Issuers

promise to pay to [                                        ], or registered assigns, the principal sum of [            ] on June 15, 2019.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

3

144A CUSIP No. 17121E AC1

144A ISIN No. US17121EAC12

REG S CUSIP No. U1712Q AB2

REG S ISIN No. USU1712QAB24

[[RULE 144A][REGULATION S] GLOBAL NOTE

8 1/4% Secured Senior Notes due 2021

No.	[$ ]

CHRYSLER GROUP LLC

CG CO-ISSUER INC.

as the Issuers

promise to pay to [                                        ], or registered assigns, the principal sum of [            ] on June 15, 2021.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

4

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

CHRYSLER GROUP LLC

By:
Name:
Title:

By:
Name:
Title:

CG CO-ISSUER INC.

By:
Name:
Title:

By:
Name:
Title:

5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST FSB, not in its individual capacity but solely as Trustee, certifies that this is one of the Notes referred to in the Indenture

By:	CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

6

[FORM OF REVERSE SIDE OF INITIAL 2019 NOTE]

(REVERSE OF 2019 NOTE)

1.	Interest

Chrysler Group LLC, a Delaware limited liability company, and CG Co-Issuer Inc., a Delaware corporation (such Persons, and their respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Note plus 1.00% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date even if Notes are canceled after the Record Date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee and the Paying Agent may accept in their discretion).

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3.	Paying Agent and Registrar

Initially, Citibank, N.A., a national banking association, will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company, any Restricted Subsidiary or Subsidiary of a Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Issuers issued the Notes under an Indenture dated as of May 24, 2011 (“Indenture”), among the Issuers, the Guarantors, Wilmington Trust FSB (the “Trustee”) and Citibank, N.A., as Collateral Agent, Paying Agent, Registrar and Authenticating Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the Act for a statement of those terms.

The 2019 Notes are general secured obligations of the Issuers. All Initial 2019 Notes and any Additional 2019 Notes that may be issued after the Issue Date under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and waiving or rescinding certain Defaults. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things, pay dividends or distributions on, or redeem or repurchase capital stock or certain subordinated indebtedness; make certain other restricted payments; enter into transactions with affiliates; incur liens to secure indebtedness; transfer or sell assets; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Notes.

At any time and from time to time prior to June 15, 2015, the Company may redeem the 2019 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of 2019 Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of 2019 Notes on the relevant record date to receive interest due on the relevant interest payment date. The Company may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption or purchase may be performed by another Person and may, at the Company’s discretion, be subject to one or more conditions precedent.

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On and after June 15, 2015, the Company may redeem the 2019 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time and from time to time at the redemption prices (expressed as a percentage of principal amount) set forth below. The Company may provide in such notice that the payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person and may, at the Company’s discretion, be subject to one or more conditions precedent. The 2019 Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the 2019 Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of 2019 Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage

2015	104.000%
2016	102.000%
2017 and thereafter	100.000%

In addition, at any time and from time to time prior to June 15, 2014, the Company may redeem 2019 Notes (which includes Additional 2019 Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2019 Notes (which includes Additional 2019 Notes, if any) originally issued, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 108.000% of the principal amount of the 2019 Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds to the Company from one or more Equity Offerings, provided, however, that at least 65% of such aggregate principal amount of 2019 Notes (which includes Additional 2019 Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than 2019 Notes held, directly, or indirectly, by the Company or its Affiliates), and each such redemption occurs within 90 days after the date of the related Equity Offering.

The Company may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Notwithstanding the foregoing, the Company and its Affiliates may at any time and from time to time purchase Notes in the open market, in negotiated transactions or otherwise.

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6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to (w) each Holder of Notes to be redeemed at such Holder’s registered address, (x) to the Trustee, (y) to the Registrar to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC. Notes in denominations larger than $200,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control Event, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Security

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee, the Collateral Agent and the Issuers hereby acknowledge and agree that the Collateral Agent holds the Liens created under the Security Documents as agent for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting Notes, consents and agrees to the terms of the Intercreditor Agreement and the other Security Documents (including the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Trustee and/or the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $200,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder,

10

among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of the Notes entitled to the money must look to the Issuers for payment as general creditors.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, any Guarantee, the Security Documents and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and (b) any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Issuers, the Trustee and the Collateral Agent shall be entitled to amend the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to make any change that does not materially adversely affect the rights under such document of the Holders.

15.	Defaults and Remedies

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

11

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee and Agent Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee or any Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee or Agent.

17.	No Recourse Against Others

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect equity holders shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or the Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

12

21.	Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

22.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder of the Notes upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, Michigan 48326

Facsimile: 248-512-1772

Attention: General Counsel

13

[FORM OF REVERSE SIDE OF INITIAL 2021 NOTE]

(REVERSE OF 2021 NOTE)

1.	Interest

Chrysler Group LLC, a Delaware limited liability company, and CG Co-Issuer Inc., a Delaware corporation (such Persons, and their respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Note plus 1.00% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date even if Notes are canceled after the Record Date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee and the Paying Agent may accept in their discretion).

14

3.	Paying Agent and Registrar

Initially, Citibank, N.A., a national banking association, will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company, any Restricted Subsidiary or Subsidiary of a Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Issuers issued the Notes under an Indenture dated as of May 24, 2011 (“Indenture”), among the Issuers, the Guarantors, Wilmington Trust FSB (the “Trustee”) and Citibank, N.A., as Collateral Agent, Paying Agent, Registrar and Authenticating Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the Act for a statement of those terms.

The 2021 Notes are general secured obligations of the Issuers. All Initial 2021 Notes and any Additional 2021 Notes that may be issued after the Issue Date under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and waiving or rescinding certain Defaults. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things, pay dividends or distributions on, or redeem or repurchase capital stock or certain subordinated indebtedness; make certain other restricted payments; enter into transactions with affiliates; incur liens to secure indebtedness; transfer or sell assets; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Notes.

At any time and from time to time prior to June 15, 2016, the Company may redeem the 2021 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of 2021 Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of 2021 Notes on the relevant record date to receive interest due on the relevant interest payment date. The Company may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption or purchase may be performed by another Person and may, at the Company’s discretion, be subject to one or more conditions precedent.

15

On and after June 15, 2016, the Company may redeem the 2021 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time and from time to time at the redemption prices (expressed as a percentage of principal amount) set forth below. The Company may provide in such notice that the payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person and may, at the Company’s discretion, be subject to one or more conditions precedent. The 2021 Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the 2021 Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of 2021 Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage

2016	104.125%
2017	102.750%
2018	101.375%
2019 and thereafter	100.000%

In addition, at any time and from time to time prior to June 15, 2014, the Company may redeem 2021 Notes (which includes Additional 2021 Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2021 Notes (which includes Additional 2021 Notes, if any) originally issued, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 108.250% of the principal amount of the 2021 Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds to the Company from one or more Equity Offerings, provided, however, that at least 65% of such aggregate principal amount of 2021 Notes (which includes Additional 2021 Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than 2021 Notes held, directly, or indirectly, by the Company or its Affiliates), and each such redemption occurs within 90 days after the date of the related Equity Offering.

The Company may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Notwithstanding the foregoing, the Company and its Affiliates may at any time and from time to time purchase Notes in the open market, in negotiated transactions or otherwise.

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6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to (w) each Holder of Notes to be redeemed at such Holder’s registered address, (x) to the Trustee, (y) to the Registrar to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC. Notes in denominations larger than $200,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control Event, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Security

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee, the Collateral Agent and the Issuers hereby acknowledge and agree that the Collateral Agent holds the Liens created under the Security Documents as agent for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting Notes, consents and agrees to the terms of the Intercreditor Agreement and the other Security Documents (including the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Trustee and/or the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $200,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder,

17

among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of the Notes entitled to the money must look to the Issuers for payment as general creditors.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, any Guarantee, the Security Documents and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and (b) any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Issuers, the Trustee and the Collateral Agent shall be entitled to amend the Indenture and the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to make any change that does not materially adversely affect the rights under such document of the Holders.

15.	Defaults and Remedies

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

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Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee and Agent Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee or any Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee or Agent.

17.	No Recourse Against Others

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect equity holders shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or the Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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21.	Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

22.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder of the Notes upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, Michigan 48326

Facsimile: 248-512-1772

Attention: General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Registrar).

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note (following such decrease or increase)	Signature of authorized officer of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.04 (Asset Sales) or 4.07 (Change of Control Event) of the Indenture, check the box:

Asset Sale  ☐                                             Change of Control Event  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.04 (Asset Sale) or 4.07 (Change of Control Event) of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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APPENDIX B

FORM OF CERTIFICATE OF EXCHANGE

1000 Chrysler Drive

Auburn Hills, Michigan 48326

Facsimile: 248-512-1772

Attention: General Counsel

Wilmington Trust FSB

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

In the case of the 2019 Notes

Attention: Corporate Trust Administration - Chrysler Group LLC

Secured Senior Notes due 2019

Facsimile: (302) 636-4145

In the case of the 2021 Notes

Attention: Corporate Trust Administration - Chrysler Group LLC

Secured Senior Notes due 2021

Facsimile: (302) 636-4145

Citibank, N.A.

111 Wall Street, 15th Floor

New York, NY 10005

In the case of the 2019 Notes

Attention: Corporate Trust Services - Chrysler Group LLC

Secured Senior Notes due 2019

In the case of the 2021 Notes

Attention: Corporate Trust Services - Chrysler Group LLC

Secured Senior Notes due 2021

Re: [8% Secured Senior Notes due 2019] [8 1/4% Secured Senior Notes due 2021]

Reference is hereby made to the Indenture, dated as of May 24, 2011 (the “Indenture”), among the Issuers, the Trustee, the Collateral Agent, the Authenticating Agent, the Registrar and the Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

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                                         (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being

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acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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APPENDIX C

FORM OF CERTIFICATE OF TRANSFER

1000 Chrysler Drive

Auburn Hills, Michigan 48326

Facsimile: 248-512-1772

Attention: General Counsel

Wilmington Trust FSB

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

In the case of the 2019 Notes

Attention: Corporate Trust Administration - Chrysler Group LLC

Secured Senior Notes due 2019

Facsimile: (302) 636-4145

In the case of the 2021 Notes

Attention: Corporate Trust Administration - Chrysler Group LLC

Secured Senior Notes due 2021

Facsimile: (302) 636-4145

Citibank, N.A.

111 Wall Street, 15th Floor

New York, NY 10005

In the case of the 2019 Notes

Attention: Corporate Trust Services - Chrysler Group LLC

Secured Senior Notes due 2019

In the case of the 2021 Notes

Attention: Corporate Trust Services - Chrysler Group LLC

Secured Senior Notes due 2021

Re: [8% Secured Senior Notes due 2019] [8 1/4% Secured Senior Notes due 2021]

Reference is hereby made to the Indenture, dated as of May 24, 2011 (the “Indenture”), among the Issuers, the Trustee, the Collateral Agent, the Authenticating Agent, the Registrar and the Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

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                                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

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or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE. (a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest

29

or Definitive Note will not be subject to the restrictions on transfer enumerated in the legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

31

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP [            ]), or

(ii) ☐ Regulation S Global Note (CUSIP [            ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP [            ]), or

(ii) ☐ Regulation S Global Note (CUSIP [            ]), or

(iii) ☐ Unrestricted Global Note (CUSIP [            ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

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APPENDIX D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Chrysler Group LLC, a Delaware limited liability company, CG Co-Issuer Inc., a Delaware corporation (together, the “Issuers”), Wilmington Trust FSB, a federal savings bank, as trustee (the “Trustee”), and Citibank, N.A., a national banking association, as Collateral Agent, Paying Agent and Registrar.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 24, 2011, providing for the issuance of an unlimited aggregate principal amount of 8% Secured Senior Notes due 2019 and 8 1/4% Secured Senior Notes due 2021 (together, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a Guarantee Agreement pursuant to which the Guaranteeing Subsidiary shall guarantee payment under the Notes on the terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

(3) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary or any of its direct or indirect parent companies shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture, any Security Document or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee and Agents. Neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(8) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.

(9) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to the Guarantee are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in the Indenture or in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CHRYSLER GROUP LLC

By
Name:
Title:

CG CO-ISSUER INC.

By
Name:
Title:

[GUARANTOR]

By
Name:
Title:

WILMINGTON TRUST FSB, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE

By
Name:
Title:

CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS COLLATERAL AGENT, PAYING AGENT, REGISTRAR AND AUTHENTICATING AGENT

By
Name:
Title:

35

APPENDIX E

FORM OF INTERCREDITOR AGREEMENT

36